UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Cheryl R. Blanchard, Ph.D.

June 11, 2024

Dear Fellow Anika Stockholder,

2023 was an important year for Anika, as we achieved several key milestones across our highly differentiated product portfolio in early intervention orthopedic care. We conducted a strategic review of the business, and we took decisive action to reduce spending and focus our strategy on driving the products that optimize performance to provide the greatest opportunities for profitable growth. We expect these cost savings to enable Anika to deliver over 75% growth in adjusted EBITDA in 2024, accelerating our path to profitability.

Our leading hyaluronic acid, or HA, based Osteoarthritis, or OA, Pain Management business delivered record revenue in 2023, as we further grew our leading market share position in the U.S. with our single injection Monovisc and multi-injection Orthovisc products and continued to experience strong international growth driven by Monovisc and Cingal. With double digit growth in 2023, Cingal continued to excel as the next generation, non-opioid, OA pain product of choice in over 40 countries outside the U.S. We remain excited to bring this tremendously effective product to the U.S. market as we continue to regularly interact with the FDA on the non-clinical work proposed during the Type C meeting held in 2023. We believe that Cingal will provide meaningful relief to the more than 32.5 million people in the U.S. who suffer from osteoarthritis knee pain daily.

We also made strides within our HA Regenerative Solutions, Sports Medicine, and Arthrosurface Joint Solutions product families. Anika continues to innovate with our proprietary HA regenerative technologies and, in November of 2023, we initiated the limited market release of our Integrity Implant System, a regenerative HA-based implant system for tendon repairs. Following the successful completion of over 200 cases through the first quarter of 2024, Integrity is on track for a mid-year full market launch. In addition, in 2023 we fully enrolled the Phase III clinical trial for our single-stage cartilage repair scaffold, Hyalofast, which is expected to launch by 2026. Finally, our X-Twist Biocomposite Fixation System and RevoMotion Reverse Shoulder Arthroplasty System are both receiving very positive clinical feedback after their recent launches.

We have strong conviction in our strategy, which is supported by a healthy balance sheet, positive cash flow generation and no debt. We are also supported by an outstanding Board of Directors that comprises proven leaders with the expertise we need to usher in our next chapter of growth. We recently welcomed two new directors, Joseph Capper and William Jellison, each of whom brings extensive industry experience and an additive skillset. Our commitment to active Board refreshment has resulted in the appointment of six new directors in the last four years.

In addition, we would like to thank Jeffery S. Thompson, former Chair of Anika’s Board, for his 13 years of dedicated service as he prepares to retire. We are pleased to have appointed John B. Henneman, III, an independent director of the Company’s Board since 2020, as Chair of the Board this past February. As we move forward, our Board will remain nimble and continue to ensure we are well-positioned both operationally and financially.

Finally, I’d like to thank Mike Levitz, our former CFO, who decided to step down from his position this year. Over the last 4 years, Mike’s strategic and operational insights have helped Anika navigate this period of change while positioning Anika for an exciting future. We are glad to continue benefitting from his expertise through the end of the year and wish him the best. We are pleased that Steve Griffin, an accomplished public company leader whose ability to connect strategic, operational, and financial expertise will be a significant asset for Anika, has stepped into the CFO role to build on our recent momentum and help achieve the meaningful value building opportunities across the business.

Anika is only just beginning to realize the significant potential of our comprehensive and expanding portfolio. As we focus the business on our core strengths, we are confident that we will advance our evolution into a leader in early intervention orthopedics with a focus on regenerative solutions, restore active living for people around the world, and generate value for our shareholders in 2024 and beyond.

On behalf of your Board and the management team, we thank you for your continued support.

Sincerely,

Cheryl R. Blanchard, Ph.D.
President and Chief Executive Officer

June 11, 2024

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Anika Therapeutics, Inc. to be held on July 9, 2024, at 8:30 a.m., Eastern time. This year’s Annual Meeting will be a “virtual meeting” conducted via live audio webcast, consistent with our recent practice. Each holder of common stock as of 5:00 p.m., Eastern time, on the record date of May 17, 2024, will be able to participate in the Annual Meeting by accessing a live webcast at www.virtualshareholdermeeting.com/ANIK2024. Stockholders will also be able to vote their shares and submit questions via the internet during the meeting by participating in the webcast.

During the Annual Meeting stockholders will be asked to elect three Class I Directors, to ratify the appointment of Deloitte & Touche LLP as our independent auditor for 2024, and to approve, by an advisory vote, our 2023 executive compensation as disclosed in the Proxy Statement for the Annual Meeting (a “say-on-pay” vote). Each of these matters is important, and we urge you to vote in favor of the election of each of the company’s director nominees, the ratification of the appointment of our independent auditor, and the approval, on an advisory basis, of our 2023 executive compensation.

Our 2023 Annual Report to stockholders, containing financial statements for the fiscal year ended December 31, 2023, our Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2023 filed on April 26, 2024, and instructions on how to vote via proxy either by telephone, over the internet or by mail, are being provided together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying proxy will be first sent or given to stockholders on or about June 11, 2024.

It is important that you vote your shares of common stock virtually or by proxy, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote electronically via the internet or by telephone by following the instructions on the enclosed proxy card, or by signing, marking, dating and returning your enclosed proxy card by mail in the postage-paid envelope provided. We appreciate your prompt attention.

The Board of Directors invites you to participate in the Annual Meeting where Anika will address appropriate general questions about the business as time allows. Thank you for your support, and we look forward to joining you at the Annual Meeting.

Sincerely,

John B. Henneman, III
Chair of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Anika Therapeutics, Inc., a Delaware corporation, or Anika, is soliciting proxies for use at Anika’s 2024 Annual Meeting of Stockholders being held on July 9, 2024, at 8:30 a.m., Eastern time, or the Annual Meeting. You are receiving the enclosed Proxy Statement because you were a holder of Anika’s common stock as of 5:00 p.m., Eastern time, on the record date of May 17, 2024, and therefore are entitled to vote at the Annual Meeting. You may participate in the Annual Meeting, including casting votes and asking questions, by accessing a live webcast at virtualshareholdermeeting.com/ANIK2024. Online check-in to the Annual Meeting will begin at 8:15 a.m., Eastern time, and stockholders are encouraged to allow ample time to log in to the meeting webcast and test their computer and audio system. There will be no physical location for the Annual Meeting.

At the Annual Meeting the following matters will be considered:

1.	Election of three Class I Directors;

2.	Ratification of appointment of Deloitte & Touche LLP as Anika’s independent auditor for 2024; and

3.	Advisory “say-on-pay” vote on executive compensation.

Each share of common stock is entitled to one vote for each director position and other proposal. In accordance with rules of the Securities and Exchange Commission, or SEC, we are mailing printed copies to stockholders of record as of May 17, 2024.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, please vote electronically via the internet or by telephone by following the instructions on the enclosed proxy card, or by signing, marking, dating and returning your enclosed proxy card by mail in the postage-paid envelope provided. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to access the Annual Meeting and vote during the webcast at that time.

Anika will maintain a list of stockholders of record as of the record date at Anika’s corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts, for a period beginning ten days prior to the Annual Meeting and ending at the close of the Annual Meeting.

By Order of the Board of Directors,

David B. Colleran
Executive Vice President, General Counsel and Secretary

Bedford, Massachusetts
June 11, 2024

32 Wiggins Avenue

Bedford, Massachusetts 01730

Proxy Statement dated June 11, 2024

2024 Annual Meeting of Stockholders

Anika Therapeutics, Inc., a Delaware corporation, is furnishing this Proxy Statement and the related proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at its 2024 Annual Meeting of Stockholders and any postponements or adjournments thereof. Anika Therapeutics, Inc. is providing these materials to the holders of record of its common stock as of the close of business on May 17, 2024, and is first making available or mailing the materials on or about June 11, 2024.

The Annual Meeting is scheduled to be held as follows:

Date:	July 9, 2024

Time:	8:30 a.m., Eastern time

Meeting Webcast Address:	www.virtualshareholdermeeting.com/ANIK2024

Your vote is important.

Please see the detailed information that follows.

Participation in the Virtual Annual Meeting	83
Questions and Answers about the Annual Meeting	84
Other Matters	88
Solicitation Expenses	89
Stockholder Proposals; Director Nominations; Universal Proxy Rules	90
Cautionary Note Regarding Forward Looking Statements	91
Householding	92

References in this Proxy Statement to “Anika,” “we,” “us,” “our,” “our company” and similar references refer to Anika Therapeutics, Inc. and its subsidiaries, unless the context requires otherwise.

Various trademarks of Anika Therapeutics, Inc. and its subsidiaries appear in this Proxy Statement. For convenience, these trademarks appear without ® and ™ symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademarks. This document may also contain trademarks and trade names that are the property of other companies, including certain trademarks licensed to us. The use of third-party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

This Proxy Statement includes certain references to documents available on our website at https://ir.anika.com/governance-documents. The information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

2024 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	8:30 a.m., Eastern time, on July 9, 2024

Meeting Webcast Address	www.virtualshareholdermeeting.com/ANIK2024

Record Date	5:00 p.m., Eastern time, on May 17, 2024

Voting	Stockholders will be entitled to one vote at the Annual Meeting for each outstanding share of common stock they hold of record as of the record date

Outstanding Common Stock	14,587,369

Annual Meeting Agenda

Proposal	Board Recommendation
1 Election of three Class I Directors	FOR each company nominee

2 Ratification of independent auditor for 2024	FOR

3 Advisory “say-on-pay” vote	FOR

How to Vote Prior to the Annual Meeting

By mailing your proxy card	By telephone	By Internet

Cast your ballot, sign your proxy card and send by free post

Mark, sign and date your proxy card and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by July 8, 2024.

Use a touch-tone telephone to transmit your voting instructions at any time up to 11:59 p.m. ET, on July 8, 2024. Dial the toll-free number listed on your enclosed proxy card and follow the instructions to vote.

Use the internet to transmit your voting instructions at any time up to 11:59 p.m. ET, on July 8, 2024. Visit the website listed on your enclosed proxy card and follow the instructions to vote.

Our Company

Founded in 1992, Anika Therapeutics, Inc. is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Based on our collaborations with clinicians to understand what they need most to treat their patients, we develop minimally invasive products that restore active living for people around the world. We are committed to leading in high opportunity spaces within orthopedics, including osteoarthritis, or OA, pain management, regenerative solutions, sports medicine and Arthrosurface joint solutions.

We have more than thirty years of global expertise developing, manufacturing and commercializing products based on our hyaluronic acid, or HA, technology platform. In early 2020, we enhanced our overall technology platform, product portfolio, and significantly expanded our commercial infrastructure, especially in the United States, through our strategic acquisitions of Parcus Medical, LLC, or Parcus Medical, a sports medicine and instrumentation solutions provider, and Arthrosurface Incorporated, or Arthrosurface, a company specializing in bone preserving partial and total joint replacement solutions. These acquisitions have been part of the transformation of our company by augmenting our HA-based OA pain management and regenerative products with a broad suite of products and capabilities focused on early intervention joint preservation primarily in upper and lower extremities such as shoulder, foot/ankle, knee and hand/wrist. In addition, these acquisitions expanded our product development expertise in the regenerative solutions space.

Executive Summary

Our Fiscal Year 2023 Business Performance

Our 2023 key accomplishments included:

•	Increased revenue for fiscal 2023 by 7% to $166.7 million, above the $158 to $163 million guidance for the year;

•	Achieved Adjusted EBITDA margin for the year of 9%, above the low single-digit percent guidance for the year;

•	Generated record annual revenues of $101.9 million in OA Pain Management on global growth of our Monovisc single injection viscosupplement;

•	Continued double-digit international growth of our Cingal next generation non-opioid single injection pain product;

•	Successfully initiated the limited market release of the Integrity Implant System, our HA-based regenerative rotator cuff patch system;

•

Fully enrolled Phase III clinical trial for Hyalofast, our HA, off-the-shelf, single-stage cartilage repair product, designated as a breakthrough device by the FDA, with a modular PMA submission with break-through device designation commencing in 2024, and a final PMA module filing expected in 2025 with product launching by 2026;

•	Launched the PEEK version of our X-Twist Fixation System, followed by our Biocomposite version launched in early 2024, which together address the more than $600 million U.S. rotator cuff market;

•	Conducted a Type C meeting with the FDA in early 2023, with ongoing interactions with the FDA regarding proposed non-clinical next steps toward Cingal U.S. regulatory approval;

•

Entered full market release of our RevoMotion Reverse Shoulder Arthroplasty System in September 2023, expanding our shoulder arthroplasty portfolio into the more than $1 billion U.S. reverse shoulder market; and

•

Announced planned cost reductions, executed in the first quarter of 2024, to accelerate our pivot to profitability and expansion of Adjusted EBITDA following improved operational progress in 2023, including launching key products and addressing EU Medical Device Regulations, MDR, requirements.

For other business and financial highlights, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Our Commitment to Corporate Social Responsibility – Focus on Environmental, Social and Governance (ESG)

The Board of Directors and our senior management team believe that our company has a broad responsibility to take into account the people we employ, serve and support, and the environment and the communities where we live and work. The full Board has oversight of our environmental, social and governance, or ESG, initiatives.

In 2021, we embarked on a process to develop a foundational ESG framework for our company, which we continue to commit and adhere to each year. This framework integrates our six key values:

•	People: We engage and invest in each other in a community that values diversity and inclusion.

•	Innovation: We are agile and entrepreneurial in developing and delivering meaningful solutions to our healthcare stakeholders within our target markets.

•	Quality: We strive for the highest quality and compliance in everything we do.

•	Teamwork: We operate with mutual respect and trust and are collaborative as we grow together.

•	Integrity: We live up to our promises and do the right thing, every day.

•	Accountability: We are empowered and accountable to deliver results and value to all of our stakeholders.

Proposal 1: Election of Three Class I Directors

Sheryl L. Conley, William R. Jellison and Stephen O. Richard serve as Class I Directors, with terms of office expiring at this year’s Annual Meeting. Ms. Conley, Mr. Jellison and Mr. Richard are the Board of Director’s nominees for election to the Board of Directors, or the Board, at the Annual Meeting. Each Class I Director will be elected to hold office until the 2027 Annual Meeting and until their successors are duly elected and qualified. Jeffery S. Thompson is currently a Class I director who has announced his intention to retire and will not stand for re-election at the Annual Meeting. Anika is very thankful to Mr. Thompson for his 13 years of dedicated service and thoughtful leadership at Anika.

Director Nominees	Age	Director Since	Occupation	Experience / Qualifications	Independent	Board Roles

Sheryl L. Conley	63	2021	Former President of AcceLINX, Inc. and former President and Chief Executive Officer of OrthoWorx, Inc.

•  Executive Leadership

•  Industry Experience

•  M&A/Business Development Expertise

•  Manufacturing Expertise

•  Financial Oversight/Accounting Expertise

•  Public Company Governance/Corporate Responsibility Expertise

					Yes	Member of Audit Committee and Compensation Committee

William R. Jellison	66	2024	Former Vice President and Chief Financial Officer of Stryker Corporation	• Financial Oversight/Accounting Expertise • Executive Leadership • Industry Experience • M&A/Business Development Expertise • Small to Large Cap Public Company Experience	Yes	Member of Capital Allocation Committee

Stephen O. Richard	61	2020	Senior Vice President, Chief Risk Officer and Chief Audit Executive of Becton, Dickinson and Company	• Executive Leadership • Financial Oversight/Accounting Expertise • Industry Experience • Human Capital Management Expertise	Yes	Audit Committee Chair and Capital Allocation Committee Chair

Board Recommendation:	The Board of Directors recommends a vote “FOR” the election of each of Ms. Conley, Mr. Jellison and Mr. Richard.

Vote Required for Approval:

Affirmative vote of a majority of the shares of common stock that are voting in the election of directors, meaning that, to be elected, the shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” that nominee.

Under our Majority Voting in Uncontested Director Elections Policy, if a director receives a greater number of votes “AGAINST” than “FOR” election, the director must promptly offer to resign, which resignation will be considered by the Governance and Nominating Committee. Please see the section captioned “Majority Voting in Uncontested Director Elections Policy” for more details on this policy and its impact on the election of director nominees.

Abstentions and broker non-votes will have no effect on the outcome of this proposal because they are not counted as “votes cast.”

Board Representation

DIVERSITY	INDEPENDENCE	TENURE
4 of our 9 continuing directors and director nominees voluntarily self-identify as having a diverse identity (gender, race/ethnicity, or LGBTQ+).	8 of our 9 continuing directors and director nominees qualify as independent under NASDAQ standards and SEC regulations.	The tenure of our continuing directors and director nominees (average 3.63 years) reflects a balance between experience and fresh perspectives.

Director Skills and Diversity

The Board of Directors is committed to maintaining a diverse and inclusive membership with varying experience, characteristics, and expertise that complement our business strategy. On an annual basis, the Board of Directors reviews the cumulative skill set of our Board members to insure we have the skills and experience we believe are required for Board oversight and governance of the company and we undergo periodic Board refreshment accordingly, as demonstrated in the “Tenure” graphic above in which 6 of our 9 continuing directors have a tenure of less than 5 years, including 6 of our 9 continuing directors being appointed in the last four years. The matrices below provide a summary of certain key skills, experience, and diversity disclosures of our continuing directors and director nominees. Our directors, individually and as a group, possess a wide range of skills and experiences that are highly relevant as we transform our company, expand our business into new treatment areas and develop, manufacture, and launch new products. Our directors are strategic thinkers with high expectations for our performance and are attuned to the value and importance of diversity in all of its forms and the demands of proper Board oversight and good governance practices.

Board of Directors Skills Matrix

Skills and Experience	Blanchard	Capper	Conley	Fischetti	Henneman	Jellison	Larsen	Richard	Vogt
CEO/CFO Experience	•	•	•	•	•	•	•	•	•
Medical Devices/Pharmaceutical	•	•	•	•	•	•	•	•	•
Manufacturing	•	•	•			•	•		•
R&D/Innovation	•	•	•	•		•	•		•
Regulatory	•	•	•		•	•	•		•
Financial Oversight/Accounting	•	•	•	•	•	•	•	•	•
Human Capital Management	•	•	•		•	•	•	•	•
Commercialization/Marketing	•	•	•	•		•		•	•
Public Company Governance/Corporate Responsibility	•	•	•	•	•	•	•	•	•
M&A/Business Development	•	•	•	•	•	•	•
International/Global Business	•	•	•	•	•	•	•	•	•
Other Public Company Experience	•	•	•	•	•	•	•	•	•

Board of Directors Diversity Matrix

The below board diversity matrix reports self-identified diversity statistics for the Board of Directors.

Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5		1

Part II: Demographic Background

African American or Black		1

Alaskan Native or Native American

Asian

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	3	4

Two or More Races or Ethnicities

LGBTQ+

Persons with Disabilities

Visible Minorities

Indigenous Peoples

Did Not Disclose Demographic Background				1

Additional Board Governance Practices

Elections:	Voting Standard	Majority (1)
	Resignation Policy	Yes
	Mandatory Retirement Age or Tenure	No

Chair:	Separate Chair of the Board and Chief Executive Officer	Yes
	Independent Chair of the Board	Yes
	Robust Responsibilities and Duties Assigned to Independent Chair	Yes

Meetings:	Number of Board Meetings Held in 2023	13
	Each of the directors attended at least 75% of the of the Board meetings in 2023 during the director’s term	Yes
	Independent Directors Meet without Management Present	Yes
	Number of Standing Committee Meetings Held in 2023	19
	Each of the Members Attended at least 75% of the Committee Meetings in 2023	Yes

Director Status:	All Directors in Compliance with our Overboarding Guidelines	Yes
	Material Related-Party Transactions with Directors	None
	Standing Board Committee Membership Independence	100%
	Board Oversight of Company Strategy and Risk	Yes
	All Directors in Compliance with Hedging and Pledging Prohibitions	Yes
	All Directors in Compliance with Stock Ownership Guidelines	Yes

Stockholder Rights:	Dual Class Common Stock	No
	Poison Pill	No
	Cumulative Voting	No

(1)	Plurality carve out for contested elections

Proposal 2: Ratification of Independent Auditor for 2024

The Audit Committee has approved the retention of Deloitte & Touche LLP as our independent auditor with respect to our consolidated financial statements as of, and for the year ending, December 31, 2024.

Board Recommendation:	The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as our independent auditor for 2024.

Vote Required for Approval:	Affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions will not count as votes cast and will have no effect on the vote.

Proposal 3: Advisory “Say-on-Pay” Vote

The overall objective of our executive compensation policy is to attract and retain highly qualified executive officers and to incentivize them to provide superior performance for the benefit of our company and stockholders.

2023 Executive Total Compensation Mix

The charts below show the annual total direct compensation (actual base salary, grant date fair value of equity incentive compensation granted in 2023, and actual cash bonuses received for the 2023 fiscal year) for our Chief Executive Officer and our other current named executive officers, or NEOs, for 2023. Approximately 83% of our

CEO’s and approximately 69% of our other NEOs’ actual 2023 compensation* was variable and at risk, tied to our stock price performance or achievement of rigorous performance objectives that are important to the creation of long-term stockholder value.

*	Ms. Nunes was promoted to Senior Vice President, Chief Operations Officer in June 2023 and her compensation data is excluded.

Compensation Element	Description	Objectives
Base salary	• Fixed cash compensation	• Provide appropriate level of fixed compensation based on role, responsibility, performance and competitive market practices

Cash bonuses	• Annual cash award based on the performance of our company and the individual • Overall cash bonus capped at 150% of the target payout	• Reward the achievement of financial results, organizational development, business and technical development, individual goals and contributions to building long-term stockholder value

Equity-based grants	• Grants of equity awards, including restricted stock unit awards and stock options, under our equity plan	• Align interests of our executive officers with those of our stockholders in terms of long-term value generation

	• Includes performance-based and time-vesting equity awards	• Provide executive officers with opportunity to be compensated based on meaningful and continued stock price appreciation over time

• Encourage employee retention through long-term value creation

Additional detailed information regarding our compensation philosophy and process and the compensation awarded to our named executive officers in 2023 is included in the Compensation Discussion and Analysis beginning on page 46, the Executive and Director Compensation Tables beginning on page 63, and other related disclosures throughout this Proxy Statement.

Board Recommendation:	The Board of Directors recommends a vote “FOR” the approval of NEO compensation for the 2023 fiscal year as set forth in this Proxy Statement.

Vote Required for Approval:	Affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on the proposal. This vote is not binding on us, but will be given due consideration by the Compensation Committee and the Board.

Proposal 1: Election of Directors

Our company is managed under the oversight of the Board of Directors, which is led by an independent chair. The directors utilize their deep experience in business and science, including biotech, pharmaceuticals, and medical devices, as well as their diverse backgrounds to provide management with guidance and oversight in delivering innovative products to meet the needs of clinicians and the patients that they treat, and in executing on our strategy for long-term value creation.

The Board sets high standards for management and employees tied to our core values of principled and ethical behavior, and the Board applies those same standards to itself, undertaking regular and rigorous reviews of each committee’s and each director’s performance, both collectively and individually. This is evidenced in our ongoing approach to Board refreshment, having added six of our current nine continuing directors in the past four years. The current mix of longer serving and recently added directors provides an appropriate balance of perspectives as the Board holds management accountable for delivering long-term value and keeping the interests of our stockholders and stakeholders, including clinicians and their patients, employees and business partners, at the center of our priorities.

The Board is currently comprised of ten directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term, with one class of directors being elected by our stockholders at each annual meeting. Sheryl L. Conley, William R. Jellison, Stephen O. Richard and Jeffery S. Thompson serve as Class I Directors, with terms of office expiring at the Annual Meeting. Cheryl R. Blanchard, Ph.D., Joseph H. Capper and Glenn R. Larsen, Ph.D. serve as Class II Directors, with terms of office expiring at the 2025 Annual Meeting. Gary P. Fischetti, John B. Henneman, III and Susan L. N. Vogt serve as Class III Directors, with terms of office expiring at the 2026 Annual Meeting.

Ms. Conley, Mr. Jellison and Mr. Richard are the Board’s nominees for election as Class I Directors at the Annual Meeting. Each Class I Director will be elected to hold office until the 2027 Annual Meeting and until a successor is duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by our bylaws, to elect Ms. Conley, Mr. Jellison and Mr. Richard as Class I Directors. The Board has no reason to believe that Ms. Conley, Mr. Jellison or Mr. Richard will be unable or unwilling to serve if elected.

William R. Jellison was appointed to our Board in May 2024 in connection with the Cooperation Agreement, or the Cooperation Agreement, with Caligan Partners LP, Caligan Partners Master Fund LP and David Johnson, or collectively with each of their respective affiliates and associates, the Investor Group, dated May 28, 2024. Mr. Jellison filled a newly-created Class I vacancy and he stands for election this year. As part of the Cooperation Agreement, the Investor Group agreed, among other things, (i) to customary standstill provisions until the date that is thirty calendar days prior to the notice deadline under the company’s bylaws for stockholders to submit stockholder nominations for election to the Board at the company’s 2025 annual meeting of stockholders, (ii) to vote its shares in favor of the Board’s slate of directors at the Annual Meeting, and (iii) the Company reimbursed the Investor Group for such reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the subject matter of the Cooperation Agreement, up to $600,000 in the aggregate.

There are no other arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Vote Required

At the Annual Meeting, the election of a director requires the affirmative vote of a majority of the shares of common stock that are voting in the election of directors, meaning that, to be elected, the shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” that nominee. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on the proposal. Under our Majority Voting in Uncontested Director Elections Policy, if a director receives a greater number of votes “AGAINST” than “FOR” election, the director must promptly offer the director’s resignation for consideration by the Governance and Nominating Committee. Please see the section captioned “Majority Voting in Uncontested Director Elections Policy” for more details on this policy and its impact on the election of director nominees.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF SHERYL L. CONLEY, WILLIAM R. JELLISON AND STEPHEN O. RICHARD, THE DIRECTOR NOMINEES.

Information Regarding Directors

The following table sets forth the name of our current directors and includes the nominees for re-election as directors at the Annual Meeting, together with their ages (as of the record date) and the years in which they became a director.

Director Name	Age	Director Since	Term Expires
Class I Directors
Sheryl L. Conley	63	2021	2024
William R. Jellison	66	2024	2024
Stephen O. Richard	61	2020	2024
Class II Directors
Cheryl R. Blanchard, Ph.D.	59	2018	2025
Joseph H. Capper	61	2024	2025
Glenn R. Larsen, Ph.D.	70	2015	2025
Class III Directors
Gary P. Fischetti	63	2023	2026
John B. Henneman, III	62	2020	2026
Susan L. N. Vogt	70	2018	2026

Cheryl R. Blanchard, Ph.D.
Anika Board Service: • Director since August 2018

PRESIDENT and CHIEF EXECUTIVE OFFICER	Age: 59

Professional Experience

•	President and Chief Executive Officer of Anika since April 2020, and Interim Chief Executive Officer of Anika from February 2020 through April 2020

•	Principal at Blanchard Consulting, LLC, a provider of scientific, regulatory, and business strategy consulting services to medical device companies and private equity clients, from 2012 to 2020

•

President and Chief Executive Officer of Microchips Biotech, Inc., a venture-backed biotechnology company developing regenerative medicine and drug delivery products, from 2014 until its sale to Daré Bioscience, Inc. in November 2019

•

Various offices, including Senior Vice President, Chief Scientific Officer, and general manager of Zimmer Biologics, of Zimmer, Inc., a medical device company focused on musculoskeletal products, from 2000 to 2012

Other Current Public Company Board Service

•

Vigil Neuroscience, Inc. (NASDAQ: VIGL), a clinical-stage biotechnology company that went public in January 2022, committed to harnessing the power of microglia for the treatment of neurodegenerative diseases, from December 2020 – present

Former Recent Public Company Board Service

•	Daré Bioscience, Inc. (NASDAQ: DARE), a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women’s health, from November 2019 – June 2024

•	Neuronetics, Inc. (NASDAQ: STIM), a commercial stage medical technology company focused on products for psychiatric disorders, from February 2019 to June 2020

•	SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, from June 2015 – May 2019

Education

•	Ph.D. and M.S. in Materials Science and Engineering from the University of Texas-Austin

•	B.S. in Ceramic Engineering from Alfred University

Relevant Skills

•

Medical Devices/Pharmaceutical Experience, Commercialization/ Marketing Expertise, M&A/Business Development Expertise, Manufacturing Experience, R&D/Innovation Experience, Regulatory Expertise, and International/Global Business Experience – acquired over her career in positions of leadership at multiple companies in the life science industry, where she gained extensive experience in business development, developing and commercializing products, including building from scratch a high-growth $100 million-plus regenerative medicine business while at Zimmer, and regenerative medicine and drug delivery products while at multiple companies in the life science industry

•

Public Company Governance/Corporate Responsibility Expertise – obtained through her experience serving on boards of directors, including publicly held medical technology and biopharmaceutical companies

•	Dr. Blanchard also brings Human Capital Management Expertise to the Board

Joseph H. Capper
Anika Board Service: • Director since May 2024 • Committees: • Capital Allocation

INDEPENDENT	Age: 61

Professional Experience

•	Chief Executive Officer and board member of MiMedx Group, Inc. (NASDAQ: MDXG), a leader in placental biologics, since January 2024

•	President, Chief Executive Officer and a director of BioTelemetry, Inc. (NASDAQ: BEAT) from June 2010 until its sale to Royal Philips in February 2021

•	President and Chief Executive Officer of Home Diagnostics from 2008 to 2010

•	President and Chief Executive Officer of CCS Medical from 2003 to 2008

•	Various offices of Bayer AG from 1994 to 2003

Former Recent Public Company Board Service

•	Neuronetics, Inc. (NASDAQ: STIM), a global leader in neuroscience, from January 2023 to May 2024

Education

•	M.B.A. in International Finance from George Washington University

•	B.S. in Accounting from West Chester University

Relevant Skills

•

Medical Devices/Pharmaceutical Experience, R&D/Innovation Expertise, Commercialization/Marketing Expertise, M&A/Business Development Expertise, Financial Oversight/Accounting Expertise, Regulatory Expertise, and International/Global Business Experience – gained during his nearly 30 years in the medical device and healthcare industries, including his significant executive leadership experience, global brand management, marketing, sales and product development, operations

•	Public Company Governance/Corporate Responsibility Expertise – obtained through his significant experience serving on boards of directors, including the board of publicly held companies

Sheryl L. Conley
Anika Board Service: • Director since October 2021 • Committees: • Audit • Compensation

INDEPENDENT	Age: 63

Professional Experience

•	President and Board Member of AcceLINX, Inc., a musculoskeletal health business accelerator, from March 2017 to December 2022

•	President and Chief Executive Officer of OrthoWorx, Inc., a community-based initiative that works strategically and collaboratively with the orthopedic industry, from September 2012 to May 2017

•

Group President and Chief Marketing Officer (December 2005 to May 2008) and various management roles at Zimmer, Inc., a medical device company focused on musculoskeletal products, from June 1983 to May 2008

Other Public Company Board Service

•	Neuronetics, Inc. (NASDAQ: STIM), a medical technology company focused on transforming patient lives with the best neurohealth therapies in the world, from October 2019 – present

•	Surgalign Holdings, Inc. (NASDAQ: SRGA), a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, from May 2021 – December 2023

Education

•	M.B.A. from Ball State University

•	B.S. in Biology and Chemistry from Ball State University

Relevant Skills

•

Medical Devices/Pharmaceutical Experience, Commercialization/Marketing Expertise, M&A/Business Development Expertise, R&D/Innovation Expertise, Financial Oversight/Accounting Expertise, Regulatory Expertise, and International/Global Business Experience – gained during more than 35 years in the orthopedic medical device and healthcare industries, including her significant executive leadership experience running full profit-and-loss business segments, global brand management, marketing, sales, product development, operations, and in global medical device development and commercialization

•	Manufacturing Expertise – developed while at Zimmer, where she held roles with responsibility for oversight of business divisions that included manufacturing segments

•

Public Company Governance/Corporate Responsibility Expertise – obtained through her corporate section 16 officer roles at Zimmer, an NYSE public company, in addition to her experience serving on boards of directors, including boards of publicly held medical technology companies, gaining experience serving as a board chair and a chair of a nominating and governance committee

•	Ms. Conley also brings Human Capital Management Expertise to the Board through her multiple and globally expansive executive leadership roles

Gary P. Fischetti
Anika Board Service: • Director since April 2023 • Committees: • Capital Allocation • Compensation

INDEPENDENT	Age: 63

Professional Experience

•

Spent 35 years at Johnson & Johnson, a multinational corporation that develops medical devices, pharmaceuticals, and consumer packaged goods, in positions of increasing responsibility, including Company Group Chairman – North American Medical Devices from May 2015 to January 2018, Company Group Chairman – DePuy Synthes North America from January 2014 to June 2015, Company Group Chairman – DePuy Orthopaedic from February 2011 to May 2015, and Worldwide President of DePuy Spine from 2005 to 2011

Other Public Company Board Service

•

Conformis (NASDAQ: CFMS), a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain, from May 2022 through completion of the acquisition by Restor3d in September 2023

Education

•	M.B.A. from Rutgers University

•	B.S.B.A. in Finance from Villanova University

Relevant Skills

•

Medical Devices/Pharmaceutical Experience, Commercialization/Marketing Expertise, M&A/Business Development Expertise, R&D/Innovation Expertise, Financial Oversight/Accounting Expertise, Regulatory Expertise, and International/Global Business Experience – acquired during his 35 years at Johnson & Johnson serving in executive leadership positions for multiple medical device businesses and divisions of the company, with both domestic and worldwide responsibilities, overseeing all aspects of strategic planning, product and business development, and commercial operations, with full P&L responsibility, as well as oversight of sales and marketing initiatives

•

Public Company Governance/Corporate Responsibility Expertise – obtained through his experience serving on boards of directors, including the board of publicly held medical technology company, Conformis

John B. Henneman, III
Anika Board Service: • Director since September 2020 • Chair of the Board • Committees: • Compensation (Chair) • Capital Allocation • Governance and Nominating

INDEPENDENT	Age: 62

Professional Experience

•

Executive Vice President and Chief Financial Officer of NewLink Genetics Corporation, a public biotechnology company, from October 2014 to July 2018, and Chief Administrative Officer of NewLink from July 2018 through his retirement in November 2018

•

Various offices of Integra LifeSciences Holdings Corp., a medical devices company, from 1998 to 2014, including Chief Financial Officer from 2007 to 2014, and earlier as General Counsel and Chief Administrative Officer

Other Public Company Board Service

•	Aprea Therapeutics Inc. (NASDAQ: APRE), a biotechnology company focused on novel cancer therapeutics, from August 2019 – present

•	R1 RCM, Inc. (NASDAQ: RCM), a provider of revenue cycle management services to healthcare providers, from February 2016 – present (lead independent director from February 2022 – present)

•	Orthofix Medical, Inc. (NASDAQ: OFIX), a leading global spine and orthopedics company, from January 2023 – present

•	SeaSpine Holdings Corporation (NASDAQ: SPNE), a spinal implant and orthobiologics company, from July 2015 through completion of the merger and acquisition by Orthofix Medical Inc. in January 2023

Education

•	J.D. from University of Michigan Law School

•	A.B. in Politics from Princeton University

Relevant Skills

•

Medical Devices/Pharmaceutical Experience and M&A/Business Development Expertise – developed during his more than 25 years of senior management experience in the medical technology and biotechnology industries, including at Integra, where he led or executed more than 40 acquisitions and alliances and raised more than $1 billion in debt and equity financing

•

Financial Oversight/Accounting Expertise – acquired while serving as Executive Vice President and Chief Financial Officer of NewLink Genetics and as Chief Financial Officer of Integra, positions in which he was responsible for overseeing all the financial aspects of the company’s operations

•

Human Capital Management Expertise and Regulatory Expertise – gained in his role as General Counsel at Integra and his multiple roles as CFO, especially at Integra, where while serving in that role, he had the additional responsibility, at various times, for the company’s regulatory affairs and human resources functions

•	Public Company Governance/Corporate Responsibility Expertise – obtained through his significant experience serving on boards of directors, including boards of publicly held life science companies

•	Mr. Henneman also brings International/Global Business Experience to the Board

William R. Jellison
Anika Board Service: • Director since May 2024 • Committees: • Capital Allocation

INDEPENDENT	Age: 66

Professional Experience

•	Since 2017 serves as senior advisor for Astor Place Holdings, the private equity arm of Select Equities, and consults with other companies in the MedTech industry

•	Vice President, Chief Financial Officer of Stryker Corporation (NASDAQ: SYK), a global leader in medical technologies, from April 2013 to January 2016

•	Various offices, including Senior Vice President and Chief Financial Officer, at Dentsply International from 1998 to 2013

•	Various roles of increasing responsibility, and leadership roles, including Vice President of Finance, Treasurer and Corporate Controller, of Donnelly Corporation from 1980 to 1998

•	Director of Young Innovations from 2017 to present

Other Current Public Company Board Service

•	Avient Corp (NYSE: AVNT), a premier formulator of specialized and sustainable materials solutions, from 2015 – present

Education

•	B.A. in Business Administration from Hope College

Relevant Skills

•

Medical Devices/Pharmaceutical Experience, R&D/Innovation Expertise, Commercialization/Marketing Expertise, M&A/Business Development Expertise, Financial Oversight/Accounting Expertise, Regulatory Expertise, and International/Global Business Experience – acquired as a veteran MedTech executive and corporate finance expert, with over 25 years in the medical device and healthcare industries, including his significant executive leadership experience, global brand management, marketing, sales and product development, operations

•	Public Company Governance/Corporate Responsibility Expertise – obtained through his experience serving on boards of directors

Glenn R. Larsen, Ph.D.
Anika Board Service: • Director since February 2015 • Committees: • Compensation • Governance and Nominating

INDEPENDENT	Age: 70

Professional Experience

•

Chairman, President, Chief Executive Officer and cofounder of Aquinnah Pharmaceuticals, Inc., a pharmaceutical company focused on the development of treatments for ALS, Alzheimer’s, and other neurodegenerative diseases, from February 2014 to present

•

Chairman, President, and Chief Executive Officer of 180 Therapeutics L.P., a clinical stage musculoskeletal drug development company, from 2013 until its merger with NASDAQ-listed 180 LifeSciences in 2020

•	Chief Scientific Officer and Executive Vice President of Research and Development of SpringLeaf Therapeutics, Inc., a producer of combination drug delivery devices, from 2010 to 2013

•

Chief Operating Officer, Executive Vice President of Research and Development and director of Hydra Biosciences, Inc., a biopharmaceutical company focused on developing pain therapeutic drugs, from 2003 to 2010

•

Series of drug discovery and development leadership positions, including Global Development Board and Vice President Musculoskeletal Sciences, at Wyeth (now Pfizer)/Genetics Institute, where he directed Wyeth’s second-largest therapeutic area with responsibility for Enbrel, an anti-TNF therapeutic for arthritic pain with multi-billion dollar annual sales, and the development of Infuse Bone Graft, the 1st regenerative biologic medicine approved for numerous orthopedic bone regeneration indications

Education

•	Ph.D. in Biochemistry from Stony Brook University

•	P.M.D. from Harvard University

Relevant Skills

•

Medical Devices/Pharmaceutical Experience, R&D/Innovation Expertise, M&A/Business Development Expertise, Regulatory Expertise, and International/Global Business Experience – acquired during his extensive background in management, product development and business development at multiple companies in the life science industry as well as significant experience in innovative research and product development and commercial development, including leading groups that advanced 15 drugs to clinical development, resulting in 5 commercial approvals

•	Public Company Governance/Corporate Responsibility – obtained through his service on the Company’s board

•	Dr. Larsen also brings Manufacturing, Financial Oversight/Accounting and Human Capital Management Expertise to the Board

Stephen O. Richard
Anika Board Service: • Director since September 2020 • Committees: • Audit (Chair) (Financial Expert) • Capital Allocation (Chair)

INDEPENDENT	Age: 61

Professional Experience

•	Senior Vice President, Chief Risk Officer from May 2019 to present, and Chief Audit Executive from 2016 to present, of Becton, Dickinson and Company, an $18 billion, global medical technology company

•

Various executive positions in the areas of finance, operations and business development of the National Basketball Association from 1998 to 2016, including Senior Vice President, Business Development and Global Operations of NBA Properties, Inc. from 2013 to 2016, Chief Financial Officer of NBA China from 2010 to 2013, and Interim Chief Executive Officer of NBA China from 2010 to 2011

•

Earlier in his career, Mr. Richard served as, among other positions, Regional Audit Director, U.S. Consumer Businesses at Citigroup Inc., District Manager, Financial Planning and Analysis at AT&T Corporation, and Senior Manager at Deloitte & Touche LLP

Education

•	M.B.A. in Finance from Columbia Business School

•	B.S. in Accounting from Northeastern University

Relevant Skills

•

Medical Devices/Pharmaceutical Experience and Commercialization/Marketing Expertise – acquired through his senior management roles at Becton, Dickinson and Company and the National Basketball Association

•

Public Company Governance/Corporate Responsibility Expertise and M&A/Business Development Expertise – gained as Chief Risk Officer of Becton, Dickinson and Company and Senior Vice President, Business Development and Global Operations of NBA Properties; NACD Directorship Certified, having completed examination and continuing recertification requirements through the National Association of Corporate Directors (NACD)

•

Financial Oversight/Accounting Expertise and International/Global Business Experience – first gained through his education and further developed during his experience serving as Chief Risk Officer and Chief Audit Executive of Becton, Dickinson, Chief Financial Officer and interim Chief Executive Officer of NBA China, and Regional Audit Director, U.S. Consumer Businesses at Citigroup, as well as all prior professional positions and as the Chairman of the Committee on Governance, Risk and Compliance of Financial Executives International, an association of financial executives serving public and private companies

•	Mr. Richard also brings Human Capital Management Expertise to the Board

•	Mr. Richard is a Certified Public Accountant with an active license in the State of New Jersey

Susan L. N. Vogt
Anika Board Service: • Director since October 2018 • Committees: • Audit (Financial Expert) • Governance and Nominating (Chair)

INDEPENDENT	Age: 70

Professional Experience

•	Chief Executive Officer and President of Aushon Biosystems, Inc., a developer of a multiplex immunoassay platform, from 2013 until its acquisition in January 2018

•

Chief Executive Officer, President, and a director of SeraCare Life Sciences, Inc., a NASDAQ-listed life sciences developer of products facilitating human diagnostics and therapeutics, from 2006 to 2011

•	Former director of Andor Technology (LSE:AND) from 2010 to 2013

•

From 1981 to 2005, various management and officer positions at Millipore Corporation (now part of MilliporeSigma, the life science business of Merck KGaA), an NYSE-listed developer of technologies for life science research, drug development and manufacturing for the biotechnology and pharmaceutical industries, including, among other leadership roles, President of the Biopharmaceutical Division, Vice President and General Manager of the Laboratory Water Division, and Vice President and General Manager of the Analytical Products Division

Other Public Company Board Service

•

Sharps Compliance, Inc. (NASDAQ: SMED) a leading full-service national provider of comprehensive waste management services, including medical, pharmaceutical, and hazardous waste, from October 2019 through completion of the merger and acquisition by an affiliate of Aurora Capital Partners, a private equity firm, in August 2022

•	Charlotte’s Web Holdings, Inc. (TSX: CWEB) a leading provider of CBD wellness products, from September 2020 – February 2024

Education

•	M.B.A. from Boston University, concentration in Finance

•	A.B. in Art History from Brown University

Relevant Skills

•

Medical Devices/Pharmaceutical Experience, R&D/Innovation Experience, Manufacturing Experience and Commercialization/Marketing Expertise – gained through her more than thirty-five years of experience in the global life science research, pharmaceutical, biotech and clinical diagnostics industries, including senior roles at MilliporeSigma, SeraCare Life Sciences and Aushon Biosystems and her proven record of driving operational efficiency and productivity, successfully scaling commercial operations, enhancing profitability by streamlining, restructuring and consolidating operations, and delivering sustained revenue and cash flow growth at multiple companies

•	Financial Oversight/Accounting Expertise – as a result of her education, financial-based roles during her career and serving on audit committees of several companies

•	Public Company Governance/Corporate Responsibility Expertise – obtained through her significant experience in serving on the boards of directors of other public companies

•	Ms. Vogt also brings Regulatory Expertise, Human Capital Management Expertise, and International/Global Business Experience to the Board

Governance

Corporate Governance and Board Matters

The Board of Directors annually reviews the independence of all non-employee directors. In 2020, the Board established categorical standards consistent with the corporate governance standards of NASDAQ to assist the Board in making determinations of the independence of Board members. A copy of our Standards for Director Independence, which was adopted by the Board in April 2020, is available on the investor relations portion of our website at https://ir.anika.com/governance-documents. These categorical standards require that, to be independent, a director may not have a material relationship with our Company. Even if a director meets all categorical standards for independence, the Board reviews other relationships with Anika in order to conclude that each independent director has no material relationship with Anika either directly or indirectly.

The Board has determined that each of the continuing directors and director nominees, other than our President and Chief Executive Officer, Cheryl R. Blanchard, Ph.D., is “independent” within the meaning of the director independence standards of NASDAQ and the SEC. The Board based these determinations primarily on a review of the responses of each director and director nominee to questions regarding employment and compensation history, affiliations, and family and other relationships, and on other relevant discussions with the directors and director nominees.

Independent directors meet regularly in executive sessions without management participation. The executive sessions generally occur in connection with regularly scheduled meetings of the Board and committees of the Board, and at other times the independent directors deem appropriate. The executive sessions are chaired either by the Chair of the Board or by the Chair of the Board committee, as applicable.

The Board and its committees review matters related to our corporate governance periodically at regularly scheduled meetings. The Board’s review process includes an evaluation of our bylaws, committee charters, diversity programs, corporate social and environmental responsibility initiatives, and other matters related to our governance. During this review, the Board assesses input from management and outside consultants as appropriate to discern whether any actions should be taken on any of these topics. Furthermore, the Board conducts periodic evaluations that focus on the effectiveness of the Board as a whole and of its committees. Board members complete a detailed questionnaire that provides for quantitative rankings in key areas and seeks subjective comments in each of those areas. In addition, members of each Board committee complete a detailed questionnaire to evaluate how well their committee is operating and to make suggestions for improvement. The evaluation process is managed by the Chair of the Governance and Nominating Committee, with advice and assistance from outside counsel. Outside counsel may conduct separate, confidential interviews with some or all of the directors to follow-up on responses and comments reflected in the questionnaires to the extent it is determined helpful or necessary. An anonymized summary of the principal findings from the evaluation process is prepared by outside counsel and is used as the basis for self-assessment discussions by the Board and its committees.

The Board met 13 times during 2023. Each of the directors attended at least 75% of the of the Board meetings in 2023 during the director’s term.

Our annual meetings of stockholders are generally held to coincide with one of the Board’s regularly scheduled meetings.

Cooperation Agreement with Caligan Partners LP et. al

On May 28, 2024, the Company entered into a Cooperation Agreement, or the Cooperation Agreement, with Caligan Partners LP, Caligan Partners Master Fund LP and David Johnson (collectively with each of their respective affiliates and associates, the “Investor Group”).

Pursuant to the Cooperation Agreement, the Company agreed to increase the size of the Board to ten directors and appoint William R. Jellison as an independent Class I director and Joseph H. Capper as an independent Class II director to fill such vacancies with terms expiring at the Annual Meeting and 2025 annual meeting of stockholders, respectively. The Company also agreed to nominate and support Mr. Jellison for election at the Annual Meeting, subject to the Board’s fiduciary duties under applicable law. Each of Mr. Jellison and Mr. Capper have been appointed to the Capital Allocation Committee of the Board and the Capital Allocation Committee will be set at five directors, subject to the Board’s fiduciary duties under applicable law. Following the Annual Meeting, the size of the Board will be decreased to nine directors and the Company agreed to limit the size of the Board to no more than nine directors during the Standstill Period (as defined below), subject to the Board’s fiduciary duties under applicable law.

In addition, pursuant to the terms of the Cooperation Agreement, the Company implemented a share repurchase program, subject to market conditions, applicable legal requirements, including the insider trading provisions of U.S. securities law, and other relevant factors, for an aggregate purchase price equal to $40,000,000 to occur by June 30, 2026 as follows: (i) $15,000,000 to be effected through a Rule 10b5-1 compliant trading plan initiated no later than 5:00 p.m. Eastern Daylight Time on May 31, 2024 and to be effective through June 30, 2025, and (ii) the remaining amount to be purchased in the open market. In the event of positive “free cash flow” (as defined in the Cooperation Agreement) for the period from July 1, 2024 to June 30, 2025, the amount under the share repurchase program shall be increased by fifty percent (50%) of such positive amount and in no event shall the Company be required to make any purchases in the event that the Company’s cash would be less than $45,000,000 after taking into account the share repurchase and reasonably anticipated capital expenditures and restructuring costs. This new buyback authorization replaces the Company’s share repurchase program announced in April 2023.

Under the Cooperation Agreement, the Investor Group agreed to certain voting commitments. Commencing on the date of the Cooperation Agreement and ending on the date that is thirty calendar days prior to the notice deadline under the Company’s bylaws for stockholders to submit stockholder nominations for election to the Board at the Company’s 2025 annual meeting of stockholders (such period, the “Standstill Period”), the Investor Group has agreed to appear in person or by proxy at each meeting of the Company’s stockholders and to vote all of its shares of the Company’s common stock in accordance with the Board’s recommendation with respect to the election, removal and/or replacement of directors and any other proposal that is submitted to the stockholders of the Company for their vote, other than a proposal with respect to an amendment to the Company’s 2017 Omnibus Incentive Plan or an Extraordinary Transaction (as defined therein).

During the Standstill Period, the Investor Group has also agreed to certain standstill provisions, including, among other things, agreeing not to, subject to certain exceptions, (i) acquire cumulative ownership (directly or indirectly) of more than 9.7% of the Company’s outstanding common stock, (ii) transfer its shares of common stock to any third party that would result in such third party owning more than 4.9% of the Company’s outstanding common stock, (iii) nominate or recommend for nomination any person for election to the Board, (iv) make or be the proponent of any stockholder proposal, (v) engage in any solicitation of proxies or consents with respect to any matter or proposal, (vi) initiate or participate in any tender or exchange offer, merger, consolidation or other extraordinary transaction involving the Company, (vii) subject any voting securities of the

Company to any voting arrangement or agreement, or (viii) acquire or engage in any transaction involving synthetic equity interests or short interests in the Company.

The Company and the Investor Group have also agreed to certain non-disparagement and no-litigation provisions, subject to certain exceptions, and provisions permitting the Investor Group the opportunity to meet quarterly with the Capital Allocation Committee and management.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which has been filed as an exhibit to the Current Report on Form 8-K filed with the SEC on May 28, 2024.

The Board’s Leadership Structure

In connection with Jeffery Thompson’s announcement in February 2024 of his planned retirement from the Board effective as of the end of his current term at the 2024 Annual Meeting, John B. Henneman, III was appointed as the Chair of the Board effective February 24, 2024. Separating the roles of Chair of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on the strategic management of our day-to-day business, while allowing the Chair of the Board to focus on leading the Board of Directors in its fundamental role of providing advice to, and independently overseeing, management. The Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as Chair of the Board, particularly as the Board’s oversight responsibilities continue to grow. The Board believes that having separate positions, with an independent, non-executive director serving as Chair of the Board, is the appropriate leadership structure for our Company at this time and allows the Board to fulfill its role in maintaining independence from management.

The Board’s Role in Environmental, Social and Governance (ESG) Oversight

The Board of Directors believes that our Company has a broad responsibility that takes into account the positive effect we seek to have on the people we employ, serve and support, and the environment and the communities where we live and work. The full Board has oversight of our environmental, social and governance, or ESG, initiatives, which are the direct responsibility of a cross-functional group comprised of members of our senior management team under the leadership of our Vice President, Investor Relations, ESG and Corporate Communications.

The Board’s Role in Risk Oversight

The role of the Board of Directors in our risk oversight process includes receiving reports from management and the Chairs of Board committees on areas of material risk to our Company, including operational, financial, commercial, legal, regulatory, strategic, cybersecurity and reputational risks. The Board has delegated primary responsibility to the Audit Committee to review these matters and discuss with management the process by which management assesses and manages our risk exposure, risk management, and risk mitigation strategies. The Audit Committee also works with other committees to assess areas of risk under the particular purview of those committees. When the Audit Committee receives a report from management or another committee, the Chair of the Audit Committee reviews the matter and then summarizes the review in a presentation to the full Board. This enables the Board and its committees to coordinate the risk oversight role to ensure that all directors receive all significant risk-related information. The Board also administers its risk oversight function through the required approval by the Board (or a committee of the Board) of significant transactions and other material decisions and through regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal controls and financial reporting. In addition, as part of its charter, the Audit Committee discusses with management significant financial and operational risks and exposures, as well as the steps management has taken to minimize those risks. This includes the oversight and management of cybersecurity risks through the review of data management and security initiatives and significant existing and emerging cybersecurity risks, including material cybersecurity incidents and their impact on the Company.

Board Committees

The Board of Directors currently has four standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Governance and Nominating Committee; and

•	Capital Allocation Committee.

The membership of each standing committee was as follows as of May 28, 2024:

Director	Audit	Compensation	Governance and Nominating	Capital Allocation	Independent Under SEC Rules	Financial Expert Under SEC Rules

Joseph H. Capper				✓	✓

Sheryl L. Conley	✓	✓			✓

Gary P. Fischetti		✓		✓	✓

John B. Henneman, III		Chair	✓	✓	✓

William R. Jellison				✓	✓

Glenn R. Larsen, Ph.D.		✓	✓		✓

Stephen O. Richard	Chair			Chair	✓	✓

Susan L. N. Vogt	✓		Chair		✓	✓

The Board has adopted a written charter for the Audit Committee, Capital Allocation Committee, Compensation Committee, and Governance and Nominating Committee, each of which is reviewed yearly by that committee. You can find these charters on the investor relations portion of our website at https://ir.anika.com/board-committees.

Audit Committee

Role and Key Responsibilities

☑	Overseeing accounting and financial reporting processes

☑	Overseeing audits of our financial statements and internal controls

☑	Taking, or recommending that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of our independent registered public accounting firm

☑	Leading the review of our risk management processes and exposure to financial and operational risks

☑

Overseeing the management of cybersecurity risks through the review of data management and security initiatives and significant existing and emerging cybersecurity risks, including material cybersecurity incidents, the impact on the Company and its stakeholders of any significant cybersecurity incident, and any disclosure obligations arising from any such incidents

☑	Preparing an Audit Committee report, as required by the SEC, for inclusion in our annual Proxy Statement

☑	Selecting, retaining, overseeing, and, when appropriate, terminating our independent registered public accounting firm

☑	Conferring with the independent registered public accounting firm and reporting to the Board regarding the scope, method, and result of the audit of our books and records

☑	Reviewing and discussing proposed earnings press releases and financial information and guidance proposed to be provided to investors

☑	Establishing, overseeing and periodically reviewing procedures for complaints regarding accounting or auditing matters

☑	Establishing and monitoring a policy relative to non-audit services provided by the independent registered public accounting firm in order to ensure the firm’s independence

The Audit Committee held 8 meetings in 2023. Each of the members attended all of the Audit Committee meetings held in 2023 while the member served on the Audit Committee. The Audit Committee holds separate sessions of its meetings, outside the presence of management, with our independent auditor in conjunction with each regularly scheduled Audit Committee meeting in which the independent auditor participates. During 2023, the Audit Committee regularly met privately with our management and held executive sessions with only non-employee directors in attendance as appropriate. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of three or more other public companies.

The current members of the Audit Committee are Stephen O. Richard, who serves as Chair, Sheryl L. Conley, and Susan L. N. Vogt. The Board has determined that each member is independent, as defined for purposes of the SEC and NASDAQ, is financially literate, and has the requisite financial sophistication to serve on the Audit Committee. The Board has also determined that each of Mr. Richard and Ms. Vogt qualifies under SEC rules as an “audit committee financial expert,” which designation is an SEC disclosure requirement related to their experience and understanding of certain accounting and auditing matters. The designation does not impose upon either of the members any duties, obligations, or liabilities that are greater than those otherwise imposed on them as members of the Audit Committee and the Board.

Capital Allocation Committee

Role and Key Responsibilities

☑	Supporting and making recommendations to the Board regarding capital allocation across business segments and between internal investments and return of capital to stockholders

☑	Reviewing and discussing with management the capital structure and debt levels of the Company

☑	Reviewing and discussing with management short- and long-term financing plans, including debt and equity financing and use of securitization facilities

☑

Reviewing and discussing with management capital allocation priorities with a view to enhance long-term stockholder value, including use of available funds for business and/or capital investments, stock repurchases, or dividends

☑	Serving as an advisory group to the Board and providing the Board with regular updates

The Capital Allocation Committee held 2 meetings in 2023. Each of the members attended all of the Capital Allocation Committee meetings held in 2023 while the member served on the Capital Allocation Committee.

In 2023, the members of the Capital Allocation Committee were Jeffery S. Thompson, who served as Chair, Gary P. Fischetti, and John B. Henneman, III. The current members of the Capital Allocation Committee are Stephen O. Richard, who serves as Chair, Joseph H. Capper, Gary P. Fischetti, John B. Henneman, III and William R. Jellison.

Compensation Committee

Role and Key Responsibilities

☑	Managing our overall compensation philosophy, structure, policies, processes, procedures, and programs

☑	Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers

☑	Reviewing the performance of and determining the compensation of the Chief Executive Officer

☑	Reviewing the performance of and determining, with the advice and assistance of the Chief Executive Officer, the compensation of our executive officers other than the Chief Executive Officer

☑	Annually reviewing and recommending to the Board of Directors compensation for non-employee directors

☑	Overseeing our overall compensation programs, including the granting of awards under our equity incentive plans

☑	Preparing a report on executive compensation for inclusion in our annual Proxy Statement or other corporate governance filing, as applicable

☑

Reviewing, discussing with management and any compensation consultant, and recommending the inclusion of disclosures under “Compensation Discussion and Analysis” in our Proxy Statement or other corporate governance filing, as applicable

☑

Periodically conducting a risk assessment to evaluate whether forms of pay encourage unnecessary or excessive risk taking and assisting the Audit Committee in assessing and managing potential risks created by our compensation practices, policies and programs

☑

Reviewing, approving, recommending to the Board for approval, and considering the results of stockholder advisory “say-on-pay” and “say-on-frequency” votes and reviewing and recommending to the Board whether to submit a stockholder advisory vote on certain acquisition-related compensation arrangements

☑

Appointing, retaining, compensating, terminating, and overseeing the work of any compensation consultant or other compensation advisor, as well as considering the independence of any compensation consultant or other compensation advisor

The Compensation Committee held 7 meetings in 2023. Each of the members attended at least 75% of the Compensation Committee meetings held in 2023 while the member served on the Compensation Committee. During 2023, the Compensation Committee regularly held executive sessions with only non-employee directors in attendance as appropriate, including when evaluating the performance of Dr. Cheryl R. Blanchard.

The current members of the Compensation Committee are John B. Henneman, III, who serves as Chair, Sheryl L. Conley, Gary P. Fischetti and Glenn R. Larsen, Ph.D. The Board has determined that each current member of the Compensation Committee is independent, as defined in the listing standards of NASDAQ.

Governance and Nominating Committee

Role and Key Responsibilities

☑	Recommending to the Board of Directors the criteria for Board and committee membership

☑	Identifying, evaluating, and recommending nominees to stand for election as directors at each Annual Meeting of Stockholders, including incumbent directors and candidates recommended by stockholders

☑	Developing succession plans for the Board, the Chief Executive Officer and other executives

☑	Coordinating performance evaluations of the Board and its standing committees

☑	Recommending to the Board assignments of directors to each Board committee and monitoring compliance with Board and committee membership criteria

☑	Overseeing and administering Board education programs

☑	Overseeing corporate governance affairs of the Board and our Company

The Governance and Nominating Committee held 2 meetings in 2023. Each of the members attended all of the of the Governance and Nominating Committee meetings held in 2023 while the member served on the Governance and Nominating Committee. During 2023, the Governance and Nominating Committee regularly held executive sessions with only non-employee directors in attendance as appropriate. In 2023, the Governance and Nominating Committee focused on reviewing the skill set of the Board members as a whole to ensure that the Board represents a balanced skill set enabling appropriate Board oversight of our Company in relation to our industry, strategic plan and stockholder alignment.

The current members of the Governance and Nominating Committee are Susan L. N. Vogt, who serves as Chair, John B. Henneman, III, and Glenn R. Larsen, Ph.D. The Board has determined that each current member of the Governance and Nominating Committee is independent, as defined in the listing standards of NASDAQ.

Board Membership Qualifications and Procedures

When considering candidates for director, the Governance and Nominating Committee takes into account a number of factors, including the following minimum qualifications: the nominee (a) shall have the highest personal and professional integrity, (b) shall have demonstrated exceptional ability and judgment, and (c) shall be most effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the stockholders. In addition, the Governance and Nominating Committee takes into consideration such other factors as it deems appropriate, including any direct and applicable experience in the biotechnology, pharmaceutical, medical device, and/or life sciences industries, or in the markets in which we operate. The Governance and Nominating Committee may also consider, among other things, the skills of the candidate, his or her availability based on other commitments, including those related to other boards or committees that the candidate is involved with, the candidate’s depth and breadth of experience or other background characteristics, and his or her independence.

In addition to the considerations above, the Board strongly believes that diversity is an important component of a successful and effective board of directors and good corporate governance, including diversity of background, skills, experience, gender, race, and ethnicity. The Governance and Nominating Committee, guided by its charter, assesses and considers the diversity of the Board prior to nominating candidates and seeks to identify director candidates who will enhance the Board’s overall diversity. The Governance and Nominating Committee and the Board select candidates on the basis of qualifications and experience without discriminating on the basis of race, color, national origin, gender, sex, sexual preference, or religion. Accordingly, it is the practice of the Governance and Nominating Committee to include, and we request that any search firms we engage include, candidates with diversity in gender and demographic backgrounds in any pool from which the Governance and Nominating Committee selects director candidates. We believe that our current Board members collectively reflect a broad range of knowledge, expertise, and experience in the disciplines that impact our business.

Our bylaws include a procedure that stockholders must follow to nominate a person for election as a director at an annual meeting of stockholders. The bylaws require that timely notice of the nomination in proper written form, including all required information as specified in the bylaws, be mailed to the Governance and Nominating Committee in care of our Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. A copy of our bylaws can be viewed on the investor relations portion of our website at https://ir.anika.com/governance-documents. The Governance and Nominating Committee will consider director nominees recommended by stockholders in accordance with the Anika Therapeutics, Inc. Policy and Procedures for Stockholder Nominations to the Board, a copy of which is available on the investor relations portion of our website at https://ir.anika.com/governance-documents. Recommendations should be submitted to our Secretary in writing at Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730, along with additional required information about the nominee and the stockholder making the recommendation. The Governance and Nominating Committee may solicit recommendations for candidates for directors from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, and such other sources as it deems appropriate, including stockholders. The Governance and Nominating Committee will review and evaluate the qualifications of all such proposed candidates in the same manner and without regard to the source of the recommendation.

Communications with Directors

The Board of Directors seeks input from a wide variety of sources to inform their work, including from stockholders. The Board welcomes stockholder input via voting, via participating in our annual meetings of stockholders, via our stockholder engagement program, and, more formally, via mail. If you wish to communicate with any of our directors, or the Board as a group, you may do so by writing to the individual director or to the Board, in care of our Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Executive Officer will be forwarded to the appropriate addressee. Communications involving substantive accounting or auditing matters will be forwarded to the Chair of the Audit Committee. Communications that pertain to non-financial matters will be forwarded to the relevant director.

Our Code of Business Conduct and Ethics

The Board of Directors seeks input from a wide variety of sources to inform their work, including from stockholders. The Board welcomes stockholder input via voting, via participating in our annual meetings of stockholders, via our stockholder engagement program, and, more formally, via mail. If you wish to communicate with any of our directors, or the Board as a group, you may do so by writing to the individual director or to the Board, in care of our Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Executive Officer will be forwarded to the appropriate addressee. Communications involving substantive accounting or auditing matters will be forwarded to the Chair of the Audit Committee. Communications that pertain to non-financial matters will be forwarded to the relevant director.

Our Commitment to Compliance

We are committed to maintaining a strong culture of compliance across our entire organization. We believe that a workplace with a culture of “do the right thing,” guided by high standards and comprehensive policies, is the bedrock of our success as a healthcare company and our ability to deliver life-changing solutions to the customers we serve and the patients they treat around the world. As part of setting this culture and maintaining a strong tone at the top, the following quote from our President and Chief Executive Officer, Dr. Blanchard, is included in our strategic plan as presented to the Board and is included in our company-wide employee handbook and at the beginning of various training sessions:

“At Anika, a commitment to ethics and quality, as realized and demonstrated through personal integrity and accountability, forms the basis for everything we do and forges the path to all that we can achieve. These foundational tenets of our company are non-negotiable and do not take a day off.”

In addition, in 2023, we continued to build upon our previously expanded company-wide Compliance Program focused on healthcare fraud and abuse, anti-kickback, and foreign corrupt practices act regulations, among others, and reinforced and updated processes to ensure that appropriate controls are in place for compliance with these laws and regulations.

Our Commitment to Corporate Social Responsibility – Focus on Environmental, Social and Governance (ESG)

Introduction

The Board of Directors and our senior management team believe that our company has a broad responsibility to take into account the people we employ, serve and support, and the environment and the communities where we live and work. The full Board has oversight of our environmental, social and governance, or ESG, initiatives.

We have developed a foundational ESG framework for our company that integrates our six key values, which we remain committed to and practice throughout our organization:

•	People: We engage and invest in each other in a community that values diversity and inclusion.

•	Innovation: We are agile and entrepreneurial in developing and delivering meaningful solutions to our healthcare stakeholders within our target markets.

•	Quality: We strive for the highest quality and compliance in everything we do.

•	Teamwork: We operate with mutual respect and trust and are collaborative as we grow together.

•	Integrity: We live up to our promises and do the right thing, every day.

•	Accountability: We are empowered and accountable to deliver results and value to all of our stakeholders.

The initial step in our ESG journey began in 2021 with the completion of a “materiality assessment” based on the Sustainability Accounting Standards Board, or SASB, framework. Our materiality assessment was a research-intensive and stakeholder-inclusive process and included guidance and insight from external advisors, while soliciting crucial feedback from key internal and external stakeholders, including investors, customers, suppliers, employees and members of our Board. The materiality assessment, and the initiatives that have resulted from it, have been undertaken with full support and oversight of the Board. Our senior management team owns, implements, and tracks our ESG strategy and efforts in collaboration with every major business function, under the leadership of our Vice President, Investor Relations, ESG and Corporate Communications.

As a result of the materiality assessment, we identified the following themes that are most important to our stakeholders and our business within traditional environmental, social and governance pillars. Our materiality assessment enabled us to select our current focus areas within ESG initiatives:

Environmental

•	Climate, Energy Use and Emissions

Social

•	Diversity and Inclusion

•	Safe and Healthy Workplace

•	Product Quality and Safety

Governance

•	Business Ethics and Integrity

•	Supply Chain Management

Each of our ESG focus areas continue to have management team sponsorship and engagement with ongoing oversight by the Board. We will continue to assess and update our ESG initiatives as our business grows and as we implement processes and improvements over time.

Our Environmental Focus

Environmental Climate: Climate, Energy Use and Emissions

As a global company, we recognize the importance of reducing the impact of our operations on the environment. Water is a precious resource, which we conserve and protect in a number of ways. We employ deionization in our primary manufacturing facility in Bedford, Massachusetts to remove impurities in wastewater, allowing it to be reused during the manufacturing process. In addition, because our Bedford facility is adjacent to wetlands, we take measures to protect the wetlands through the use of state-of-the-art technology to trap sediment and other materials, maintain storm water pollution plans, and ensure that harmful chemicals are not used on our company’s grounds.

Anika is committed to continually evaluating ways to reduce its carbon footprint in its contribution to the Paris Climate agreement, which seeks to limit global warming to 1.5o C and to achieve carbon neutrality by 2050. Despite being a low GHG emitter due to our relatively small operational footprint, we are committed to evaluating carbon reduction opportunities over the coming years in-line with our business priorities. In early 2023, we completed our Green House Gas, or GHG, emissions baseline utilizing 2022 data, for Scope 1 and Scope 2 emissions across our global facilities, and in 2023 we continued to measure our global emissions (Scope 1 = 1,559 mtCO2e and Scope 2 = 2,085 mtCO2e). A complete summary of our GHG emissions and energy consumption data for 2022 and 2023 can be reviewed on our ESG website at https://ir.anika.com/esg. We are currently evaluating options to reduce our carbon footprint, such as moving to renewable energy, looking for ways to be more energy efficient and evaluating the purchase of carbon offset credits. In recent years, we have taken proactive steps to increase energy efficiency at our facilities.

Our Social Focus

Human Capital: Diversity and Inclusion

Promoting diversity throughout our company, including within the Board of Directors and our management team, has been a focal point of the Board, starting with the appointment of Cheryl R. Blanchard, Ph.D. as our President and Chief Executive Officer in early 2020, and the additions to the Board of Stephen O. Richard and Sheryl L. Conley in 2020 and 2021, respectively. Currently, women account for 50% of our senior management team and 30% of our Board. As detailed under the “Board Representation” section on page 5 and our Board of Directors Diversity Matrix on page 6 above, our ten-member Board currently includes three women and one person of color.

In 2020, Dr. Blanchard, with the support of the Board, joined other chief executive officers in signing the Massachusetts Biotechnology Council “CEO Pledge for a More Equitable and Inclusive Life Sciences Industry.” The signers of this pledge “recognize that racial inequity exists in [the life sciences] industry and in [life sciences] companies, and [they] must take responsibility to fix that injustice through comprehensive equity, diversity, and inclusion initiatives that are broad in scope, specific in action, and measurable in results.” The full text of the pledge can be found at: https://www.massbio.org/initiatives/equity-diversity-and-inclusion/open-letter/.

As part of our commitment to the pledge, in 2021 we created an internal Diversity Dashboard to track diversity metrics throughout our company. The trends captured by the Diversity Dashboard are shared and discussed with the Board, ensuring oversight and accountability at the highest level of our company. Additionally, since 2021, we have maintained a corporate Diversity, Equity and Inclusion, or DEI, policy statement and included it in our employee handbook and onboarding program. The DEI policy statement clearly conveys our commitment:

“Anika is committed to an equitable, diverse, and inclusive workplace where all employees, regardless of their gender, race, ethnicity, national origin, age, sexual orientation or identity, education or disability are valued, respected, and supported. We will not discriminate based on these characteristics and will provide equal opportunities for employment and advancement throughout our company. Anika respects and appreciates diverse life experiences and heritages and will always work to ensure that all voices are heard and valued.”

In 2023, to further reinforce our commitment to DEI, we continued to align management compensation and initiatives to specific DEI objectives established in connection with our DEI policy statement, including: (i) launching our third company-wide employee engagement survey leveraging targeted questions about DEI to include communication, belonging, and diversity of thought and voice, (ii) launching a company-wide intranet site, OneAnika, a cloud-based platform that provides real time information to employees, (iii) broadening our search for diverse candidates through continued utilization of diversity tools within LinkedIn and Fetch and through inclusion of trade schools in our co-op and internship programs, (iv) securing funding through a grant program to offer an Emerging Leaders training program based on our commitment to developing our employees and hiring to include diverse candidates, (v) conducting a full compensation analysis by leveraging benchmarking data with a focus on both internal and external peer parity and utilizing this data during the annual merit process as we furthered our effort towards ensuring compensation ratios were equitable company-wide, and (vi) implementing metrics to drive continuous improvement around our DEI initiatives, processes and objectives. We are continuing to evaluate our diversity profile against local and industry demographics to establish strategies to improve our mix of gender and race.

Recognizing the value of employee engagement and retention, the Company established corporate goals to improve employee engagement and voluntary turnover at the corporate level. Through efforts including hands on coaching and an emphasis on performance management, the company improved voluntary turnover from 17% to 11% in 2023. Additionally, as we continue our commitment to improvement, with a specific focus on improvements in communication across the Company, we: (i) continue to offer monthly company-wide “Knowledge Boosters” hosted by employees to provide opportunities to learn about different aspects of the company, including products, shareholder value and equity, and various functions required of public medical device companies, (ii) host quarterly town hall meetings for all employees in which our leadership team provides updates on company initiatives and financials, and occasionally hosts surgeons who provide their perspective on how our products enhance the lives of their patients, (iii) reach out to employees periodically throughout the year to refresh our employee survey data in an ongoing effort to continuously improve our culture and employee experience, and (iv) continually evaluate our health, benefit and wellness programs to search for ways to reduce health and benefit costs for employees when possible, while encouraging employees to focus on their health and wellness.

Human Capital: Safe and Healthy Workplace

We provide resources, programs and services to support the physical, emotional and financial health of our employees. Additionally, specifically in regard to workplace safety, we have a Health, Safety and Environmental Policy that all employees are required to be trained on, which can be viewed on our website at https://ir.anika.com/governance-documents.

As part of our robust workplace safety training, we have implemented interactive virtual learning systems. These systems are function-specific and ensure that all employees have access to critical information to keep them and their co-workers safe. We also use an electronic management system, or EMS, to obtain information on any accidents or other safety issues. Our EMS offers the ability for anyone at our company to submit information about potential safety risks. All employees participate in annual training on workplace safety and the use of systems, including EMS, to ensure that the importance of workplace safety is top of mind for employees throughout our company.

Social Capital: Product Quality and Safety

Quality is integral to our business model and our long-term success. To drive quality assurance, we maintain a robust Quality Management System, or QMS, that fosters continuous improvement, drives manufacturing excellence and ensures compliance with global standards. Comprehensive annual training for employees enables us to consistently produce safe, high-quality products that meet or exceed the expectations of our customers.

As a medical device manufacturer, we adhere to ISO 13485 standards supported by our QMS. Our QMS is aligned with regulations from the U.S. Food and Drug Administration and GMED, an international reference body in the certification of health care and medical device quality management systems.

Our Governance Focus

Governance: Business Ethics and Integrity

A workplace culture of “do the right thing,” guided by high standards and comprehensive policies, is the bedrock to our success as a life science company. Our Code of Business Conduct and Ethics guides the Board of Directors and our employees in making ethical and legal decisions when conducting business and fulfilling their roles and responsibilities as representatives of our company. We also have a Conflict of Interest Policy and an Insider Trading Policy, as well as a channel for employees and Directors to report concerns through our Whistleblower Policy. Please view our Corporate Governance documents webpage at https://ir.anika.com/governance-documents for a full list, and access to copies, of our governance documents and policies.

Our Compliance Program is based on our Code of Business Conduct and Ethics and is structured to help our company comply with the myriad of laws, guidelines and regulations that impact our business by mirroring the recommendations of the U.S. Department of Health and Human Services, Office of Inspector General’s, or OIG’s, seven elements of an effective compliance program. We have established a Compliance Committee, made up of our Chief Executive Officer and senior representatives from several other functions within our company, which oversees the operation of our healthcare Compliance Program. In addition, we have established an Engagements Committee, which reviews and approves proposed interactions with healthcare professionals and healthcare organizations, including consulting services, royalty arrangements, requests for grants and research engagements. We follow the Advanced Medical Technology Association’s (AdvaMed’s) Code of Ethics on Interactions with U.S. Health Care Professionals, or the AdvaMed Code of Ethics, which provides medical technology companies with guidance on ethical interactions and relationships with health care professionals.

AdvaMed is a global trade association of companies that develop, produce, manufacture, and market medical technologies, and which are dedicated to advancing medical science, developing high quality, innovative medical technology, and improving patient care. To view the AdvaMed Code of Ethics, please visit https://www.advamed.org/member-center/resource-library/advamed-code-of-ethics/.

In 2023, we continued to focus on working to ensure that our international distributors are organizations that operate in compliance with our policies and procedures and all laws and regulations. Using an independent screening process and third-party service providers that focus on investigating the integrity, reputation and business practices of our potential distribution partners, we attempt to gauge the level of risk posed by international distributors based on their geographic location and past corporate behavior, among other factors, and tailor our due diligence efforts and our willingness to engage specific distributors accordingly. We recognize that vigilant oversight of this aspect of our supply chain is foundational to our ability to grow our business with high ethical standards and integrity.

Business Model: Supply Chain Management

Supply chain management is a fundamental aspect of our business to ensure we have the raw materials and equipment/parts available to manufacture our products in a timely fashion for our customers and their patients. During the past few years, we have taken steps to navigate the challenges of the global supply chain crisis, including finding additional/alternative suppliers and reengineering our manufacturing processes and supplies for a more streamlined procurement process. Many of these supply chain improvements and the processes we initiated to develop and implement them, while born of near-term necessity, are now permanent and will enhance our ability to procure supplies to satisfy the needs of our customers and their patients as we continue to grow and transform our business.

Cybersecurity

In addition to the themes identified in our materiality assessment, we continue to focus on cybersecurity. We rely on information technology and data to operate our business and develop, market, and deliver our products to our customers. We have implemented and maintain various information security processes designed to identify, assess and manage material risks from cybersecurity threats to critical computer networks, third party hosted services, communications systems, hardware, manufacturing equipment and processes, lab equipment, software, and our critical data including confidential, personal, proprietary, financial and sensitive data. Accordingly, we maintain certain risk assessment processes intended to identify risks from cybersecurity threats, determine their likelihood of occurring, and assess potential material impact to our business.

We use a layered approach designed to mitigate the constantly evolving risks from cybersecurity threats by investing in people, processes, and cybersecurity technologies. Our approach is informed by recognized industry standards and frameworks, and incorporates elements of the same, including elements of the National Institute of Standards and Technology Cybersecurity Framework, or NIST CSF, and the Center for Internet Security, or CIS, critical security controls.

Our cybersecurity risk management program leverages trusted technology partners and solutions in an effort to identify and track key cybersecurity risks. This program includes period security assessments conducted in collaboration with our key stakeholders, penetration testing and vulnerability assessments, and a mandatory cybersecurity training program for employees. To manage cybersecurity incidents, our global security operations team maintains a cybersecurity incident response plan, conducts readiness exercises, and takes steps to improve the program, as appropriate, to manage the changing threats faced in our industry.

As part of our cybersecurity risk management program, we take a risk-based approach to the evaluation of third-party vendors. We apply mitigations and processes based on our evaluation of the criticality of the vendor and the sensitivity of the data the vendor accesses. Our current vendor evaluation procedures include, as appropriate, an assessment prior to onboarding and implementation of cybersecurity-specific contract provisions. We are in the process of expanding and maturing these vendor risk management procedures.

Our Vice President of Information Technology, or VP of IT, is responsible for the direction of our information technology organization. Our VP of IT has over twenty-five years of cybersecurity and incident management experience. Our VP of IT is supported by a third-party virtual chief information security officer, or vCISO, who also has over twenty-five years of cybersecurity experience. Our VP of IT, supported by our vCISO, assesses our cybersecurity risks through regular meetings with our IT team, and escalates cybersecurity matters as needed to management.

The role of the Board of Directors in our risk oversight process includes receiving reports from management and the chairs of Board committees on areas of material risk to our Company, including cybersecurity risks. The Board has delegated primary responsibility to the Audit Committee to review these matters. As established in the Audit Committee Charter, the Audit Committee oversees cybersecurity risks by reviewing reports, summaries and presentations on data management and security initiatives and significant existing and emerging cybersecurity risks. This includes material cybersecurity incidents, the impact to us and our stakeholders of any significant cybersecurity incident, and any disclosure obligations arising from any such incidents. Our VP of IT presents on risks from cybersecurity threats to the Audit Committee at least annually and to the full Board, as necessary.

Conclusion

The Board of Directors, our senior management team and our global employees all recognize the importance of ESG matters in creating and maintaining an environment of corporate accountability while striving to deliver high quality products that transform the lives of patients. We have made significant progress in identifying and establishing initiatives to address the ESG focus areas identified above, and we are committed to the ongoing assessment, development and continuous improvement required in these important areas.

Director Overboarding Guidelines

The Board of Directors recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, that it is critical that directors are able to dedicate sufficient time to their service on the Board. To help maintain the desired balance, the Board follows our Commitment to the Board; Service on Other Boards; Change in Status Guidelines. Pursuant to these guidelines, unless the Board determines that such service would not impair the ability of a director to effectively serve on the Board or the Audit Committee of the Board:

•	No director who serves as the chief executive officer of any public company, including Anika, may serve on the boards of directors of more than three public companies, including Anika;

•	No other director may serve on the board of directors of more than five public companies, including Anika; and

•	No member of the Audit Committee should serve simultaneously on the audit committees of more than four public companies, including Anika.

Directors must notify the Chair of the Governance and Nominating Committee and our Secretary before accepting a seat on the board of directors of, or any assignment to the audit committee of, another public company so that the potential for conflicts or other factors potentially compromising the director’s ability to perform his or her duties may be fully assessed.

Prohibition on Employee, Officer, and Director Hedging and Pledging

It is our policy that all employees and directors, as well as their family members, must not hedge or pledge any Anika securities they hold directly. An exception to this prohibition may be granted where a person wishes to pledge Anika securities as collateral for a loan, upon approval by our Chief Financial Officer, if certain other conditions are met. The prohibition on hedging is included in our Insider Trading Policy, which was implemented by the Board of Directors in December 2016 and most recently amended in March 2023. A copy of our Insider Trading Policy can be viewed on the investor relations portion of our website at https://ir.anika.com/governance-documents.

Majority Voting in Uncontested Director Elections Policy

The Board of Directors adopted our “Majority Voting in Uncontested Director Elections Policy” in December 2015. An uncontested election occurs when the number of director nominees is equal to the number of Board positions to be filled through election and proxies are being solicited for such election of directors solely by our company. Pursuant to our policy in such an election, if a director receives a greater number of votes “AGAINST” than “FOR” election, such director must promptly offer to resign. The Governance and Nominating Committee then will consider all of the relevant facts and circumstances and recommend to the Board whether or not to accept the offer of resignation. The final decision of whether or not to accept such resignation shall be made by the Board, and, if required or determined by the Board to be desirable, we will disclose the decision of the Board along with the rationale for the decision.

Transactions with Related Persons and Conflict of Interest Policy

It is our policy that all employees and directors, as well as their family members, must avoid any activity that is, or has the appearance of, conflicting with our business interests. This policy is included in our Code of Business Conduct and Ethics, and it is supplemented by our Conflict of Interest Policy, which was implemented by the Board of Directors in October 2015 and updated in December 2022, and can be viewed on the investor relations portion of our website at https://ir.anika.com/governance-documents. Both the Code of Business Conduct and Ethics and the Conflict of Interest Policy are reviewed at least every three years, or more often as necessary or advisable. Among other things, this policy requires each director and officer to provide to the Chair of the Audit Committee (or to the Chief Executive Officer, if such transaction involves the Chair of the Audit Committee) written notice of any potential related party transaction, defined by our policy to mirror the definition of Item 404 of Regulation S-K under the Securities Exchange Act of 1934, or the Exchange Act. Any such notice must include all information requested by the Chair of the Audit Committee (or the Chief Executive Officer, as applicable). Upon receiving all relevant information, the disinterested members of the Audit Committee may approve the transaction if they determine that the transaction is in the best interests of, and fair to, Anika, may require modifications to the transaction to make it acceptable for approval or may reject it. The Audit Committee may also establish guidelines for ongoing management of a specific related party transaction. The policy requires continuing related party transactions to be reviewed on at least an annual basis. Additionally, the policy requires all of our executives and directors to complete a director and officer questionnaire in connection with each of our annual proxy statements, which asks them to disclose family relationships and other related party transactions.

Other than as disclosed below, from January 1, 2023 through May 31, 2024, we had no reportable related party transactions.

In May 2024, the Company entered into the Cooperation Agreement with the Investor Group. Please see the section captioned “Cooperation Agreement with Caligan Partners LP et. al.”

The Investor Group is a greater than 5% stockholder of the Company. Pursuant to the Cooperation Agreement, the Company reimbursed the Investor Group for such reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the subject matter of the Cooperation Agreement, up to $600,000 in the aggregate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock (the Reporting Persons) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it from January 1, 2023 to the present, the Company believes that no Reporting Person filed a late report during the referenced timeframe. While we are not aware of any late filings, the Form 3 filing for Anne M. Nunes made on June 26, 2023 incorrectly reported the Amount of Securities Beneficially Owned under Table I, Column 2 as 3,293 shares. That amount was corrected to 4,777 shares in a Form 3/A filed on January 12, 2024.

Beneficial Ownership of Common Stock

The following table sets forth the beneficial ownership of common stock as of May 17, 2024, by:

•	Each current director and director nominee;

•	Each of the named executive officers named in the Summary Compensation Table set forth under “Executive Compensation”;

•	Each other person who is known by us to beneficially own 5% or more of our common stock; and

•	Current directors, director nominees and executive officers as a group.

The number of shares of common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire by July 16, 2024 (sixty days after May 17, 2024) through the conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose. As of May 17, 2024, there were 14,857,369 shares of common stock outstanding. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person to acquire those shares, are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. Unless otherwise noted below, the address of each person listed on the table is in care of Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Outstanding

Directors and Named Executive Officers:

Joseph H. Capper	-	(1)	*

Sheryl L. Conley	19,907	(2)	*

Gary P. Fischetti	13,106	(3)	*

John B. Henneman, III	29,936	(4)	*

William R. Jellison	2,700	(5)	*

Glenn R. Larsen, Ph.D.	30,323	(6)	*

Stephen O. Richard	27,936	(7)	*

Jeffery S. Thompson	31,575	(8)	*

Susan L. N. Vogt	30,278	(9)	*

Cheryl R. Blanchard, Ph.D.	707,250	(10)	4.60%

David B. Colleran	131,515	(11)	*

Michael L. Levitz	176,274	(12)	1.18%

Anne M. Nunes	32,381	(13)	*

Current directors and executive officers as a group (13 persons)	1,233,181	(14)	7.86%

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Outstanding
5% and Above Stockholders:
Trigran Investments, Inc.
630 Dundee Road, Suite 230
Northbrook, IL 60062	2,139,054	(15)	14.40%

BlackRock, Inc.
50 Hudson Yards
New York, NY 10001	1,561,112	(16)	10.51%

Caligan Partners LP
515 Madison Avenue, 8th Floor
New York, NY 10022	1,423,493	(17)	9.58%

Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746	821,452	(18)	5.53%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	764,045	(19)	5.14%

*	Indicates less than 1%
(1)	Mr. Capper was appointed to the Board of Directors on May 28, 2024.
(2)	This amount includes 6,500 shares subject to restricted stock units vesting within sixty days of May 17, 2024.
(3)	This amount includes 6,500 shares subject to restricted stock units vesting within sixty days of May 17, 2024.
(4)	This amount includes 6,500 shares subject to restricted stock units vesting within sixty days of May 17, 2024.
(5)	Mr. Jellison was appointed to the Board of Directors on May 28, 2024. The 2,700 shares beneficially owned were purchased on the open market prior to Mr. Jellison’s appointment to the Board.
(6)	This amount includes 6,500 shares subject to restricted stock units vesting within sixty days of May 17, 2024.
(7)	This amount includes 6,500 shares subject to restricted stock units vesting within sixty days of May 17, 2024.
(8)	This amount includes 6,500 shares subject to restricted stock units vesting within sixty days of May 17, 2024.
(9)	This amount includes 6,500 shares subject to restricted stock units vesting within sixty days of May 17, 2024.
(10)

This amount includes 532,090 shares subject to stock options that are exercisable within sixty days of May 17, 2024, and 11,724 shares held by The Cheryl R. Blanchard Amended and Restated Revocable Trust dated December 19, 2014, of which Dr. Blanchard is a beneficiary and the sole trustee.

(11)	This amount includes 98,520 shares subject to stock options that are exercisable within sixty days of May 17, 2024.
(12)	This amount includes 129,319 shares subject to stock options that are exercisable within sixty days of May 17, 2024.
(13)	This amount includes 21,295 shares subject to stock options that are exercisable within sixty days of May 17, 2024.
(14)

This amount includes 781,224 shares subject to stock options that are exercisable within sixty days of May 17, 2024 and 45,500 shares of restricted stock units expected to vest within 60 days of May 17, 2024.

(15)

Such information is provided based on amended Schedule 13G jointly filed with the SEC on behalf of Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon and Steven R. Monieson on February 9, 2024. Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon and Steven R. Monieson have shared voting power with respect to 2,041,727 shares and shared dispositive power with respect to 2,139,054 shares. Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon, and Steven R. Monieson are the controlling shareholders and officers of Trigran Investments, Inc. and thus may be considered the beneficial owners of shares beneficially owned by Trigran Investments, Inc.

(16)

Such information is provided based on amended Schedule 13G filed with the SEC on behalf of BlackRock, Inc. on April 5, 2024. BlackRock, Inc. has sole voting power with respect to 1,510,317 shares and sole dispositive power with respect to 1,561,112 shares.

(17)

Such information is provided based on amended Schedule 13D/A jointly filed with the SEC on behalf of Caligan Partners LP, David Johnson, and William Jellison on March 6, 2024. Caligan Partners LP serves indirectly as the investment manager to Caligan Partners Master Fund LP (the “Caligan Fund”), and managed accounts (the “Caligan Accounts”), with respect to the shares of Common Stock held by the Caligan Fund and the Caligan Accounts. David Johnson is the Managing Partner of Caligan Partners LP and Managing

Member of Caligan Partners GP LLC, the general partner of Caligan Partners LP. Caligan Partners LP and David Johnson have shared voting power with respect to 1,423,493 shares and shared dispositive power with respect to 1,423,493 shares. Mr. Jellison has sole voting power with respect to 2,700 shares and sole dispositive power with respect to 2,700 shares.
(18)

Such information is provided based on amended Schedule 13G filed with the SEC on behalf of Dimensional Fund Advisors LP on February 9, 2024. Dimensional Fund Advisors LP has sole voting power with respect to 803,968 shares and sole dispositive power with respect to 821,452 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(19)

Such information is provided based on amended Schedule 13G filed with the SEC on behalf of The Vanguard Group on February 13, 2024. The Vanguard Group has shared voting power with respect to 6,661 shares, sole dispositive power with respect to 750,045 shares, and shared dispositive power with respect to 13,048 shares.

Executive Officers

The Board of Directors appoints our executive officers annually at a regular meeting held immediately preceding an annual meeting of stockholders. The Board also appoints executive officers throughout the year as such individuals are hired by us. Executive officers hold office until the next annual meeting of stockholders or until their successors are duly appointed, unless they sooner resign or are removed from office. There are no family relationships between any of our directors (including director nominees) or executive officers.

The following table lists our executive officers and their offices and ages, all as of May 17, 2024. It is currently expected that each of these officers will be re-appointed to their current offices by the Board immediately preceding the Annual Meeting, with the exception of Michael L. Levitz, who tendered his resignation from his role as an executive officer on May 2, 2024, with effect as of June 3, 2024:

Name	Position	Age

Cheryl R. Blanchard, Ph.D.	President and Chief Executive Officer	59

Michael L. Levitz	Executive Vice President, Chief Financial Officer and Treasurer	50

David B. Colleran	Executive Vice President, General Counsel and Secretary	52

Anne M. Nunes	Senior Vice President, Chief Operations Officer	55

Dr. Blanchard’s biography is included above in the section titled “Proposal 1: Election of Directors – Information Regarding the Directors.”

Michael L. Levitz was appointed Executive Vice President, Chief Financial Officer and Treasurer in August 2020. Mr. Levitz served as the Senior Vice President, Chief Financial Officer and Treasurer of Insulet Corporation, a publicly traded, global medical device and drug delivery company, from 2015 to May 2019. From 2009 to 2015, Mr. Levitz was the Senior Vice President, Chief Financial Officer and Treasurer of Analogic Corporation, a global provider of medical guidance, diagnostic imaging, and threat detection equipment. Previously, during his seven years with Hologic, Inc. and Cytyc Corporation (which merged with Hologic), Mr. Levitz served in various capacities including Vice President and Corporate Controller. Mr. Levitz began his career in the high technology audit practice at Arthur Andersen LLP. Mr. Levitz earned his Bachelor of Arts in Business Economics, with emphasis in Accounting, from the University of California Santa Barbara and is a certified public accountant.

David B. Colleran was appointed Executive Vice President, General Counsel and Secretary in March 2020. Most recently, Mr. Colleran served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer at Insulet Corporation, a publicly traded, global medical device and drug delivery company, from July 2015 through March 2019. Prior to that, from 2010 to 2015, he held the role of Vice President and General Counsel of the Medical Supplies segment, and from 2006 to 2010, he held the role of Associate General Counsel, both at Covidien, a global manufacturer of medical devices and supplies acquired by Medtronic in 2015. Prior to that, he was Corporate Counsel at Ocean Spray Cranberries. Mr. Colleran began his career as a corporate attorney at the law firm Choate, Hall & Stewart. Mr. Colleran holds a B.A. in Political Science from Boston College and a J.D. from Boston College Law School.

Anne M. Nunes was appointed Senior Vice President, Chief Operations Officer in June 2023. Prior to her appointment as Senior Vice President, Chief Operations Officer, Ms. Nunes was our Vice President of Operations since September 2021. Prior to joining the Company, from 2019 to 2021, Ms. Nunes served as Senior Vice President of Global Operations at Smith & Nephew, a global portfolio medical technology company focused on the repair, regeneration and replacement of soft and hard tissue. From 2012 to 2019, Ms. Nunes held roles of increasing responsibility with Smith & Nephew, including Senior Vice President of Process Optimization, Vice President of Supply Chain for the Advance Surgical Devices division, and Chief Information Officer of the Sports Medicine business. Prior to 2012, Ms. Nunes held positions at Biogen Idec, a global biotechnology company that pioneers science and drives innovations for complex and devastating diseases, and Eli Lilly & Co., a pharmaceutical company. Ms. Nunes holds a Bachelor of Science in Chemistry from the University of Illinois and a Masters of Business Administration from Boston University.

Compensation Discussion and Analysis

This section describes and analyzes the material elements of the 2023 compensation for our named executive officers, or NEOs, determined in accordance with SEC rules, as follows:

Name	Title (as of December 31, 2023)

Cheryl R. Blanchard, Ph.D.	President and Chief Executive Officer

Michael L. Levitz	EVP, Chief Financial Officer, and Treasurer

David B. Colleran	EVP, General Counsel, and Secretary

Anne M. Nunes	Senior Vice President, Chief Operations Officer

Our Company

Founded in 1992, Anika Therapeutics, Inc. is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Based on our collaborations with clinicians to understand what they need most to treat their patients, we develop minimally invasive products that restore active living for people around the world. We are committed to leading in high opportunity spaces within orthopedics, including osteoarthritis, or OA, pain management, regenerative solutions, sports medicine and Arthrosurface joint solutions.

We have more than thirty years of global expertise developing, manufacturing and commercializing products based on our hyaluronic acid, or HA, technology platform. In early 2020, we enhanced our overall technology platform, product portfolio, and significantly expanded our commercial infrastructure, especially in the United States, through our strategic acquisitions of Parcus Medical, LLC, or Parcus Medical, a sports medicine and instrumentation solutions provider, and Arthrosurface Incorporated, or Arthrosurface, a company specializing in bone preserving partial and total joint replacement solutions. These acquisitions have been part of the transformation of our company by augmenting our HA-based OA pain management and regenerative products with a broad suite of products and capabilities focused on early intervention joint preservation primarily in upper and lower extremities such as shoulder, foot/ankle, knee and hand/wrist. In addition, these acquisitions expanded our product development expertise in the regenerative solutions space.

Executive Summary

Our Fiscal Year 2023 Business Performance

Our 2023 key accomplishments included:

•	Increased revenue for fiscal 2023 by 7% to $166.7 million, above the $158 to $163 million guidance for the year;

•	Achieved Adjusted EBITDA margin for the year of 9%, above the low single-digit percent guidance for the year;

•	Generated record annual revenues of $101.9 million in OA Pain Management on global growth of our Monovisc single injection viscosupplement;

•	Continued double-digit international growth of our Cingal next generation non-opioid single injection pain product;

•	Successfully initiated the limited market release of the Integrity Implant System, our HA-based regenerative rotator cuff patch system;

•

Fully enrolled Phase III clinical trial for Hyalofast, our HA, off-the-shelf, single-stage cartilage repair product, designated as a breakthrough device by the FDA, with a modular PMA submission with break-through device designation commencing in 2024, and a final PMA module filing expected in 2025 with product launching by 2026;

•	Launched the PEEK version of our X-Twist Fixation System, followed by our Biocomposite version launched in early 2024, which together address the more than $600 million U.S. rotator cuff market;

•	Conducted a Type C meeting with the FDA in early 2023, with ongoing interactions with the FDA regarding proposed non-clinical next steps toward Cingal U.S. regulatory approval;

•

Entered full market release of our RevoMotion Reverse Shoulder Arthroplasty System in September 2023, expanding our shoulder arthroplasty portfolio into the more than $1 billion U.S. reverse shoulder market; and

•

Announced planned cost reductions, executed in the first quarter of 2024, to accelerate our pivot to profitability and expansion of Adjusted EBITDA following improved operational progress in 2023, including launching key products and addressing EU Medical Device Regulations, MDR, requirements.

For other business and financial highlights, please see our Annual Report on Form 10-K for the fiscal year ended

December 31, 2023.

2023 Compensation Highlights

As described more fully below, we made compensation decisions for our NEOs for 2023 that reflect our ongoing commitment to align our executive compensation program with the interests of our stockholders.

•

Our Executive Compensation Program is Predominantly At-Risk and Performance-Based – Approximately 83% of our CEO’s and approximately 69% of our other NEOs’ actual 2023 compensation* was variable and at risk, tied to our stock price performance or achievement of rigorous performance objectives that are important to the creation of long-term stockholder value.

*	Ms. Nunes was promoted to Senior Vice President, Chief Operations Officer in June 2023 and her compensation data is excluded.

•

Significant Ratio of Incentives are Long-Term Focused to Foster Alignment with Our Stockholders – 2023 equity awards granted to the CEO and other NEOs, except Ms. Nunes who became a named executive officer mid-year, were evenly split between performance-based stock options in the form of premium-priced stock options with an exercise price set at 110% of fair market value on the grant date, and time-vesting restricted stock units. The Compensation Committee believes the structure of the long-term incentives balances retention, the motivation of long-term value creation and the alignment of executive interests with those of our stockholders.

•

Annual Bonuses for 2023 Performance Paid Out Below Target Reflecting Commitment to Pay for Performance – In approving the payout under the 2023 annual bonus program, the Compensation Committee considered financial performance results achieved in 2023, as described above, including revenue growth, strong balance sheet management, adjusted EBITDA growth, our strategic investments in the development and rollout of a growing product portfolio, process and system improvements, and delivering on our commitment to improved employee engagement and culture throughout the organization. As part of its assessment, the Compensation Committee also considered that target performance was not achieved under one Customer and Product metric and one People and Culture metric. On balance, the Compensation Committee approved a corporate bonus payout of 94.5% of target for our NEOs, which it viewed to be aligned with financial and operational results achieved in 2023. Based on the individual performance results, final bonus payouts were 95.6% of target for each of Messrs. Colleran and Levitz, 93.1% of target for Ms. Nunes, and there were no adjustments for Dr. Blanchard.

•

CEO Realizable Compensation on a One- and Three-Year Basis is Significantly Below Reported Compensation Values – Consistent with our commitment to aligning executive compensation with our stockholders’ experience, our CEO’s realizable compensation on a one- and three-year basis was 40% and 42% below the reported compensation levels.

Reported Compensation Value reflects: Base salary, target annual bonus values, and reported grant date fair values of annual equity awards.

Realizable Compensation Value reflects: Base salary earned, actual annual bonus payout values, and the value of equity compensation realized upon vesting based on the closing stock price on the vest date, with those tranches not yet vested valued at the 12/29/2023 closing stock price of $22.66. Premium-priced options, both vested and unvested portions, for all three years were “underwater” as of 12/29/2023.

Advisory Vote to Approve Executive Compensation and Stockholder Outreach

At the 2023 Annual Meeting of Stockholders, approximately 89% of votes cast were in favor of our executive compensation program. The Board and the Compensation Committee viewed this strong support as an indicator of general approval of our approach to executive compensation.

We maintain an annual stockholder engagement program to provide regular updates to our stockholders about our performance and to solicit their feedback, including outreach specifically on our executive compensation program. In May and June 2023, we contacted stockholders collectively representing over 80% of our outstanding common stock and engaged with stockholders representing approximately 40% of our outstanding common stock. During those engagements, we discussed our compensation philosophy, performance, strategy, capital allocation, corporate governance and ESG initiatives, and our stockholders were generally supportive of our approach to our executive compensation program.

We welcome, appreciate and will continue to solicit feedback from our stockholders, and will continue to consider this feedback as we seek to enhance our compensation program and related narrative disclosure, including the information provided in the following discussion.

Compensation Philosophy

The Compensation Committee oversees our overall compensation program and approves our compensation policies. The overriding goal of our compensation program is to drive long-term high performance and increase stockholder value through our pay programs and corporate culture. As a result, the Compensation Committee incorporates performance into many aspects of our compensation program, including pay levels, incentive payouts, and pay opportunities. Corporate and individual goals are set through our yearly budgeting and strategic planning processes and these goals are ultimately reviewed and approved by the Board of Directors prior to, or at the beginning of, each year.

The Compensation Committee, utilizing the structure of our compensation program and, as appropriate, its discretion, implements our executive compensation program to reward our NEOs when their performance meets or exceeds established goals. A significant portion of each NEO’s incentive compensation is weighted towards the management team’s achievement against targeted goals (rather than individual performance), so that if we meet or exceed our goals, the team earns compensation at or above target levels. Conversely, if the team fails to meet the minimum thresholds, they will not be awarded the targeted components of the performance-based compensation.

As a general matter, the Compensation Committee uses compensation data from the annual compensation study of competitive peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels, and it does not benchmark specific elements or total compensation to a specific level or percentile relative to peer companies or the broader market.

Rather than rely on a specific formula-based model, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning. The Compensation Committee believes that retaining this discretion gives the Compensation Committee the ability to more accurately reflect factors and individual contributions that cannot be absolutely quantified. The Compensation Committee also considers our primary physical location near Boston, Massachusetts, the high level of competition for highly qualified life sciences employees in that geographic area, and the need to remain competitive with the compensation offered by other life sciences companies to ensure the successful recruitment and retention of top performing executives and employees, all of which have become more challenging in recent years.

We have designed our compensation program to:

•	Motivate and reward our executives to achieve or exceed our financial and operating performance objectives;

•	Propel our business forward through a focus on operational excellence and execution of our business strategy;

•	Link each NEO’s compensation with specific business objectives;

•	Align each NEO’s compensation with the interests of long-term stockholders by tying a significant portion of total compensation opportunity to the value of our stock;

•	Reinforce accountability and cooperation by tying a significant portion of total NEO compensation to overall Company performance;

•	Attract and retain talented leaders who can drive and implement our growth, transformation, and operational excellence strategies;

•	Reward individual performance and accomplishments; and

•	Keep the compensation packages competitive with those of our peers and other companies with whom we compete for highly-skilled top talent.

Key Compensation Policies and Practices

Key Features

We believe that our executive compensation program includes key features that align the performance and objectives of the NEOs and our Company with the interests of our stockholders and does not include features that misalign NEO and corporate objectives with stockholder interests. During 2023, we arranged our compensation program in accordance with the practices set forth below:

What We Do

☑	Link a significant portion of NEO compensation to Company performance

☑

Align a significant portion of NEO compensation with stockholders’ interests through long-term incentives, including historical grants of performance-based awards with exclusively multi-year performance metrics and grants in 2023 of performance-based awards in the form of premium-priced stock options with a 3-year vesting period

☑

Structure our equity grants to the NEOs to be evenly divided between time-vesting and performance-based awards (excepting the equity grants made to Ms. Nunes in March 2023, prior to her appointment as an NEO, which grants were divided 67% time-vesting and 33% performance-based awards)

☑	Balance short-term and long-term incentives

☑	Require NEOs to own significant amounts of stock through robust stock ownership guidelines

☑	Include minimum vesting requirements for equity awards in our equity incentive plan, subject to certain exceptions

☑	Incorporate double-trigger vesting upon a change in control for all equity awards to NEOs

☑	Cap annual cash bonus payouts at 1.5x target

☑	Utilize an independent compensation consultant annually to assist our assessment of our compensation program

☑	Solicit say-on-pay votes annually

What We Don’t Do

☒	No automatic or guaranteed annual salary increases

☒	No guaranteed short-term or long-term incentive awards

☒	No repricing of stock options or SARs without stockholder approval

☒	No hedging/pledging of our stock per our Insider Trading Policy

☒	No “golden parachute” excise tax gross ups

☒	No granting of stock options or SARs with an exercise price less than fair market value on the grant date

☒	No pension or other special benefits

☒	No perquisites

Key Performance Factors

In setting the compensation for our NEOs, the Compensation Committee relies primarily on our overall financial performance and an assessment of each individual’s performance and contribution to the achievement of our goals. The Compensation Committee seeks to align the metrics it uses in evaluating our executive compensation with the metrics that we use to evaluate our performance more generally, including those metrics that we publicly disclose.

In 2021, to reflect best market practice and preferences of our stockholders, the Compensation Committee began to use premium-priced stock options as a performance-based equity award to further align individual performance with our goals for growth and stockholder value appreciation. This practice was continued in 2023.

The Compensation Committee balances corporate goals and objectives, including certain financial metrics, product development, share price performance and individual performance, including, but not limited to, completion of strategic projects/transactions and new product releases, in making decisions on annual cash bonus payments. Additionally, the Compensation Committee considers the recommendations of the Chief Executive Officer in its review with regard to other NEO performance (other than the Chief Executive Officer) and resulting compensation decisions. In 2023, following the determination of the corporate bonus payout at 94.5% of target, to foster alignment with our stockholders, the Compensation Committee determined to apply certain individual performance adjustments to the bonus payouts for the NEOs, resulting in a total bonus payout of 94.5% of target for Dr. Blanchard, 95.6% of target for each of Messrs. Colleran and Levitz, and 93.1% of target for Ms. Nunes. The Committee recognized the commitment and leadership that the NEOs demonstrated throughout the year maintaining a healthy balance sheet with a focus on revenue and adjusted EBITDA, managing our strategic investments in the development and rollout of a growing product portfolio, driving process and system improvements, and delivering on our commitment to improve employee engagement and culture throughout the organization.

The Role of Compensation Consultant

In addition to corporate and individual performance metrics, the Compensation Committee weighs other quantitative factors, such as general compensation trends, in making compensation decisions. In this regard, the Compensation Committee periodically reviews surveys of executive compensation and information concerning compensation in general and at similarly situated companies. For the 2023 compensation cycle, the Compensation Committee elected to engage a new compensation consultant, Willis Towers Watson, or WTW, in 2022 to provide executive compensation consulting services to the Compensation Committee, to assist the Compensation Committee in selecting an appropriate peer group for compensation comparisons, and to perform an executive compensation review. The Compensation Committee assessed the independence of WTW under the applicable SEC and NASDAQ Listing Rules and concluded that the continued engagement of WTW did not raise any conflicts of interest and did not adversely affect WTW’s independence.

In completing its analysis for 2023, the Compensation Committee reviewed competitive data compiled by WTW from a peer group comprised of 17 companies in related businesses at similar stages of development and of similar size in terms of market capitalization and employee population (see Determination of the Compensation Peer Group below). The Compensation Committee also reviewed market data from the 2022 Radford Global Life Sciences Survey, or the Radford Survey, covering public biopharmaceutical and medical device companies. The Compensation Committee uses competitive compensation data from these peer company and industry reviews to inform its decisions about overall compensation opportunities and specific compensation elements.

Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. While the Compensation Committee considers benchmarking data and may factor certain benchmarking data elements into its compensation decisions, it does not generally seek to benchmark specific compensation elements or total compensation to a specific level or percentile relative to the peer companies or the broader United States market. Rather than rely on a specific formula-based model, the Compensation Committee applies its judgment in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning.

The Compensation Committee believes this approach gives the committee the ability to more accurately reflect factors and individual contributions that cannot be absolutely quantified. The Compensation Committee also considers our primary locations near Boston, Massachusetts, the high level of competition for highly qualified life sciences employees in that area, and the need to remain competitive with the compensation offered by other life sciences companies to ensure the successful recruitment and retention of top performing executives and employees.

Determination of the Compensation Peer Group

With our compensation consultant’s assistance, the Compensation Committee reviews and adjusts our peer group annually to ensure that the industry data we review is relevant to our current and near-term future activities and goals. We believe that the adjustments we made to our 2023 peer group are appropriate to better reflect changes in our Company over time, based on our history of strong financial performance, growing product pipeline, commercial strategies, and our Global Industrial Classification System, or GICS, Code as a Biotechnology company. Given this dynamic, the Compensation Committee determined it was appropriate to blend biotechnology companies with medical device companies in a ratio of approximately 2/3 to 1/3, as we did for 2022. The Compensation Committee adopted the following peer group in November 2022 for use in 2023 compensation decisions:

Peer Group Companies
Biotechnology Companies	Medical Device Companies
Avid Bioservices, Inc.	Artivion, Inc.
Collegium Pharmaceutical, Inc.	Atrion Corporation
Heron Therapeutics, Inc.	AxoGen, Inc.
Karyopharm Therapeutics, Inc.	Bioventus Inc.
MacroGenics, Inc.	Orthofix, Inc.
MiMedx Group, Inc.	SurModics, Inc.
Organogenesis Holdings Inc.
Rigel Pharmaceuticals, Inc.
Travere Therapeutics, Inc.
Vanda Pharmaceuticals, Inc.
Vericel Corporation

2023 Compensation Decisions

Our 2023 NEO compensation was made up of three key components:

•	Base salary;

•	Discretionary annual cash bonus; and

•	Equity-based long-term incentive awards, generally in the form of performance-based stock options and time-based restricted stock units.

Aside from Cheryl R. Blanchard, Ph.D., each of the current NEOs is an at-will employee with terms of employment documented on our standard form of offer letter. For additional detailed information regarding the compensation of Dr. Blanchard resulting from her employment agreement with us, please see the section captioned “Other Compensation Matters – Dr. Blanchard’s Employment Agreement” below.

Base Salary

The first principal component of compensation for our executive officers is base salary, which is paid to our NEOs in recognition of the talents and the unique skills each NEO possesses and which are required to drive our Company toward achievement of its goals and objectives. Base salaries for our NEOs are subject to annual review by the Compensation Committee. For this purpose, the Compensation Committee considers a number of factors, including the individual’s level of responsibility, experience, and performance. The Compensation Committee also considers market practices as described above, taking into account any contractual obligations. Salaries are reviewed and determined at the discretion of the Compensation Committee on an annual basis, and there is no guaranteed year-over-year increase to any of the NEOs’ salaries.

For 2023, annualized base salaries and compensation increases, as applicable, for the NEOs are set forth below. All NEOs, except Ms. Nunes, received a limited 4.5% merit-based salary increase, which was consistent with our annual merit budget and largely in line with the rest of our employees. Ms. Nunes received a 6% merit-based salary increase in her role as Vice President, Operations, and a subsequent base salary increase in connection with her promotion to Senior Vice President, Chief Operations Officer in June 2023.

2023 Annualized Base Salary

Name	2022 Salary	2023 Salary		% Change
Cheryl R. Blanchard, Ph.D.	$695,100	$726,000		4.5%
Michael L. Levitz	$474,600	$496,000		4.5%
David B. Colleran	$449,700	$469,900		4.5%
Anne M. Nunes	$378,500	$440,000	(1)	16.0%

(1)

In February 2023, the Committee approved a 6% merit-based salary increase for Ms. Nunes in her role as Vice President, Operations, bringing her annualized 2023 salary to $401,200. In June 2023, Ms. Nunes was promoted to Senior Vice President, Chief Operations Officer and received a 9.6% increase, bringing her base salary to $440,000.

Annual Cash Bonus

The second principal component of our compensation policy for executive officers consists of cash bonuses, which are generally paid to our NEOs to motivate attainment of our near-term goals that are consistent with our long-term strategic plan.

Each NEO has a target annual bonus amount established by the Compensation Committee at the beginning of each year that is expressed as a percentage of the NEO’s base salary. In 2023, with the exception of the target for Anne M. Nunes, which changed from 35% to 45% in connection with her June 2023 promotion, these targets were unchanged from the prior year’s targets for individuals in similar positions. The Compensation Committee establishes the target bonus amounts consistent with the compensation philosophy described above, including consideration of market practices, and to provide, in its view, an appropriate balance between fixed (salary) and variable (bonus) cash compensation. The 2023 target bonus amounts for the NEOs were as follows:

2023 Annual Cash Bonus Targets

Name	% of Salary		Amount at Target
Cheryl R. Blanchard, Ph.D.	85%		$617,100
Michael L. Levitz	45%		$223,200
David B. Colleran	45%		$211,455
Anne M. Nunes	45	%(1)	$171,000	(2)

(1)	Represents target annual bonus percentage for Ms. Nunes in her role of Senior Vice President, Chief Operations Officer.
(2)	Represents a blended target bonus amount in connection with the promotion of Ms. Nunes in June 2023 to Senior Vice President, Chief Operations Officer.

Actual bonus amounts awarded are not formulaic and depend on the Compensation Committee’s assessment of both our business and individual NEO performance after the completion of each year. The Compensation Committee considers factors such as our financial performance, our overall operational performance, and our contribution to increasing stockholder value to determine an appropriate level of baseline cash bonus compensation for our NEOs. Once the Compensation Committee has established this baseline, it considers the applicable individual performance with respect to individual goals and contribution to overall Company performance to adjust each individual NEO’s cash bonus award.

2023 Annual Cash Bonus Payouts

After the completion of the 2023 fiscal year, the Compensation Committee, with the assistance of our Chief Executive Officer, reviewed the performance of the Company, as well as the individual performance of each executive officer (other than the CEO’s own performance). The accomplishments set forth in the Executive Summary section titled “Our Fiscal Year 2023 Business Performance” and below were considered in this review.

In 2023, we delivered strong financial results and achieved significant strategic and operational goals as set forth in the section captioned “Our Fiscal Year 2023 Business Performance” above, including among other achievements, the following:

(i)

delivered increased revenue for fiscal 2023 of 7% to $166.7 million, including delivering record annual revenues of $102 million in OA Pain Management on global growth of our Monovisc single injection viscosupplement, and continued double-digit international growth of our Cingal next generation non-opioid single injection pain product;

(ii)

completed the launch of the PEEK version of the X-Twist Fixation System, followed by the launch of the X-Twist Biocomposite Fixation System in Q1 2024, and entered into full market release of our new RevoMotion Reverse Shoulder Arthroplasty System;

(iii)

conducted a Type C meeting with the FDA with ongoing interactions between the Company and the FDA regarding proposed non-clinical next steps toward Cingal U.S. regulatory approval, and took steps to pursue potential commercial partnerships for Cingal in the U.S. and select Asian markets;

(iv)	initiated the limited market release of the Integrity Implant System; and

(v)	fully enrolled the Phase III clinical trial for Hyalofast with a planned modular premarket approval submission with break-through device designation commencing in 2024.

We entered 2024 with a healthy balance sheet having launched meaningful new products, achieved record annual revenue in OA pain management, made considerable progress in addressing the new MDR regulatory requirements in Europe and continued to dedicate our efforts toward driving value creation.

On balance, the Compensation Committee determined that while we outperformed on our financial goals and we continued to make strong overall business progress transforming our organization, especially in light of the ongoing impact of macroeconomic volatility and inflationary pressures, and continued disruption of our distributor and supply chain networks during 2023, we did not achieve expected performance levels on certain smaller components of our Customer and Product goals and People and Culture goals. As such, the Compensation Committee determined an initial corporate bonus payout of 94.5% of target appropriately reflected results achieved by the management team in 2023.

Final bonus payouts for our NEOs were subject to adjustment based on individual performance achievement against individual goals, which included a range of financial, commercial, regulatory, and employee engagement objectives tailored to each executive’s responsibilities, as well as contributions to overall Company performance. Overall, our NEOs had strong performance during the year and significantly contributed to our business and financial performance results with demonstrated commitment and leadership navigating the macroeconomic uncertainties and accelerating our progress, and the Compensation Committee determined to apply certain incremental additional positive adjustments for the payout for certain individual performances. The bonus targets based on annualized salary and final actual bonus amounts paid are presented in the table below.

2023 Cash Bonus Decisions

Name	Bonus Target	% Achieved	Bonus Paid
Cheryl R. Blanchard, Ph.D.	$617,100	94.5%	$583,160
Michael L. Levitz	$223,200	95.6%	$213,368
David B. Colleran	$211,455	95.6%	$202,183
Anne M. Nunes	$171,000	93.1%	$159,183

Long-Term Equity Incentive Program

The third principal component of our compensation policy for executive officers consists of grants under our equity incentive plan, which are generally provided to our NEOs to align their goals and objectives with the interests of our stockholders, to motivate attainment of our long-term strategic vision, and for retention purposes. Under our equity incentive plan, NEOs may be granted stock options or other forms of equity awards, including restricted stock awards and units, performance-based equity awards, and stock appreciation rights. Equity awards typically are approved at regularly scheduled Compensation Committee meetings, generally during the first quarter of each year given the meeting’s proximity to the beginning of the performance period for performance-based awards, and generally granted effective on the third full business day following our announcement of financial and business results for the completed prior fiscal year.

The amount and form of equity-based grants each year are determined by the Compensation Committee using the compensation philosophy described above, including the Compensation Committee’s informed judgment, and taking into account our performance, competitive market practices, past and expected individual performance achievements, past and expected contributions to overall Company performance, and the need to attract and retain talented executives in an extremely competitive environment who can drive and implement our transformation, growth and operational excellence strategies. For the last several years, the Compensation Committee has increasingly used performance-based equity awards to align the interests of our NEOs with those of our stockholders.

In 2023, our Chief Executive Officer was granted equity awards, the value of which was split approximately evenly between performance-based stock options in the form of premium priced stock options priced at 110% of fair market value on the grant date and time-vesting restricted stock units. Other NEOs, with the exception of Ms. Nunes who was not an executive officer at the time of grant, received a similar split in value as the CEO between time-vesting restricted stock units and performance based time-vesting stock options in the form of the same premium-priced stock options. The value of equity awards granted to Ms. Nunes in 2023 was split approximately 2/3 in time-based vesting restricted stock units and 1/3 in performance based time-vesting stock options in the form of the same premium-priced stock options. The restricted stock units and the premium-priced stock options vest in three equal annual installments beginning one year from the grant date. We believe premium-priced stock options granted with an exercise price of 110% of the fair market value of our common stock on the grant date inherently drive individual and Company performance, while strongly aligning executive interests with stockholder interests by generating stockholder value through increased stock performance over time.

For 2023, the Compensation Committee awarded the following balanced mix of time-vesting restricted stock units and premium-priced stock options:

Name(1)	Time-Vesting RSUs ($ Value)(1)	Premium-Priced Stock Options ($ Value)(1)
Cheryl R. Blanchard, Ph.D.	$1,829,963	$1,830,037
Michael L. Levitz	$537,500	$537,500
David B. Colleran	$500,000	$500,000
Anne M. Nunes(2)	$301,500	$148,500

(1)

The Committee typically makes value-based annual equity awards to our NEOs in which 50% of the total award value is granted as RSUs and 50% of the total award is granted as performance-based awards in the form of premium-priced stock options. The Committee approved the awards on February 15, 2023, and the awards were granted with an effective date of March 9, 2023. The Company applies a 20-day trailing average stock price to the grant date fair value of the awards to determine the number of shares granted as RSUs and premium-priced stock options on the grant date. As a result, the actual grant date fair value reported in the Summary Compensation Table below is different from the value of the award reported in this table.

(2)

At the time of this award, Ms. Nunes was still in her role as Vice President, Operations. The mix of time-vesting RSUs and premium-priced stock options granted to Ms. Nunes in 2023 is reflective of the standard mix granted to Vice Presidents at the time of the award. We anticipate aligning the mix of future equity award grants to Ms. Nunes in her current role as Senior Vice President, Chief Operations Officer with the mix of equity awards granted to other NEOs.

Other Compensation Matters

Employment and Executive Retention Agreements Effective at December 31, 2023

Prior to 2023, we had entered into an employment agreement with Cheryl R. Blanchard (as described below under “Dr. Blanchard’s Employment Agreement”) and executive retention agreements with each of the other NEOs. While the NEOs remain employed at-will, these agreements are intended to provide market-level severance compensation to be competitive with our peer group of comparable companies and to promote retention. We believe that these agreements are fair to the executives and to our stockholders because they provide relatively modest severance in exchange for the restrictive covenants that help protect our Company. These restrictive covenants include standard non-competition, non-solicitation, non-disparagement, and confidentiality restrictions. The agreements are discussed in connection with the “Potential Payments Upon Termination or Change in Control” table below.

Each agreement provides for severance benefits that may be triggered by an involuntary termination of employment by us without “cause” or by the executive for “good reason” (as defined in each agreement), or a qualifying termination. The level of severance benefits depends on whether the involuntary termination occurs during or outside of a change in control protected period that runs from three months before until 12 months after a change in control (as defined in each agreement). In addition, the agreements provide for full vesting of outstanding equity awards upon a qualifying termination occurring during the period from three months before until 12 months after a change in control for awards granted after January 29, 2019. Equity awards granted prior to January 29, 2019 will continue to vest in full upon the occurrence of a change in control in accordance with the award terms. Except as described in this paragraph and for certain equity grants made to Dr. Blanchard upon her appointment as our President and Chief Executive Officer, none of the equity grants made to our NEOs provide for accelerated vesting upon termination of their employment by us without “cause” or by the executive for “good reason.” If “golden parachute” excise taxes would be triggered by payments due in connection with termination during a change in control protected period, the agreements provide for a cut-back in the payments to avoid the excise tax, if the cut-back would result in a greater after-tax benefit to the executive.

The following summarizes the cash and health benefits (i.e., Company payment of premiums under our health plans) severance provided to the NEOs as of December 31, 2023:

Trigger	Type of Severance	CEO	CFO	EVP, GC	SVP, COO
Termination without cause or with good reason, not in connection with a change in control	Cash severance Health benefits	18 months’ salary 18 months at active employee rates	12 months’ salary 12 months at active employee rates	12 months’ salary 12 months at active employee rates	6 months’ salary 6 months at active employee rates

Termination without cause or with good reason, within 3 months before or 12 months after a change in control	Cash severance	2x the sum of 12 months’ salary plus target bonus	1.5x the sum of 12 months’ salary plus target bonus	12 months’ salary plus target bonus	9 months’ salary plus target bonus
	Health benefits	18 months at active employee rates	18 months at active employee rates	12 months at active employee rates	9 months at active employee rates

Dr. Blanchard’s Employment Agreement

Dr. Blanchard was appointed our President and Chief Executive Officer effective April 26, 2020. In connection with her appointment, we and Dr. Blanchard entered into an employment agreement effective as of April 23, 2020, or the Agreement. The Agreement has an initial term of April 26, 2020 through December 31, 2021, which automatically renews for successive 1-year periods unless either party elects nonrenewal in accordance with the Agreement. The Agreement provided for an initial annual base salary of $625,000 and a target annual bonus opportunity equal to 85% percent of annual base salary. In addition, the Agreement provided for the following initial equity awards: (i) a time-based restricted stock unit grant covering 73,726 shares, eligible to vest in equal annual installments over three years; (ii) a performance-based restricted stock unit grant covering 80,620 shares at target, eligible to vest up to 150% of the target shares on February 25, 2023; (iii) a time-based stock option grant covering 104,638 shares, eligible to vest in equal annual installments over three years; and (iv) a performance-based stock option grant covering 104,638 shares at target, eligible to vest up to 150% of the target shares based on our total stockholder return relative to a comparison group of companies set forth in the Agreement through December 31, 2022. In each case, vesting generally required Dr. Blanchard’s continued employment through the relevant vesting date. The Agreement provides for (i) reimbursement of reasonable business expenses, (ii) the payment of up to $10,000 in legal fees incurred by Dr. Blanchard in connection with the Agreement, (iii) participation in our benefit plans, and (iv) 30 paid vacation days per year. Under the Agreement, if Dr. Blanchard’s employment is terminated due to death, disability (as defined in the Agreement), by us without “cause” (as defined in the Agreement and including our nonrenewal of the term of the Agreement), or by Dr. Blanchard for “good reason” (as defined in the Agreement), Dr. Blanchard would become entitled to (i) 18 months of base salary, (ii) continued payment of Company premiums under our benefit plans for 18 months and (iii) if such termination is not due to disability and occurs prior to December 31, 2021, pro rata vesting of the time-based restricted stock unit grant and the time-based option grant described above. Notwithstanding the foregoing, if such a termination without cause or for good reason occurs within 3 months prior to or 12 months after a change in control (as defined in the Agreement), Dr. Blanchard would become entitled to (i) 2 times the sum of her base salary and her target annual bonus, (ii) continued payment of Company premiums under our benefit plans for 18 months and (iii) vesting of her equity awards. The performance-based restricted stock unit grant and each other award with a performance metric-based vesting condition (other than a total stockholder return-based vesting condition) would vest based on the greater of assumed target performance or actual performance measured through the date of termination. For the total stockholder return-based option grant (and any other award with a total stockholder return-based vesting condition), the applicable performance period would be shortened to end as of immediately prior to the change in control and performance would be measured at such time. Any such severance benefits under the Agreement are contingent on Dr. Blanchard entering into and not revoking a general release of claims in favor of our Company, our affiliates, and our service providers. Finally, the Agreement contains customary covenants related to non-competition and non-solicitation for 12 months following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.

Other Compensation

The NEOs are eligible to participate in our health and welfare programs, 401(k) plan with Company matching, and other benefit programs on the same basis as other employees. This includes our Deferred Compensation Plan, Employee Stock Purchase Plan, or ESPP, which stockholders approved at our 2021 Annual Meeting. Our ESPP provides the opportunity for all eligible U.S. based employees, including our NEOs, to purchase Company stock, further aligning management and stockholder interests.

Deductibility of Executive Compensation and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally limits our annual corporate tax deduction for compensation paid to each of our “covered employees” to $1 million. “Covered employees” include anyone who served as chief executive officer or chief financial officer during any part of a year and the next three most highly compensated named executive officers for that year. In addition, once a person is considered a “covered employee,” that person remains a covered employee in all subsequent years (including after the person leaves our service or changes roles). The American Rescue Plan Act of 2021 updated Section 162(m) of the Internal Revenue Code, effective in 2026, to expand the number of “covered employees” subject to the $1 million deduction limit to include the next five highest compensated employees; however this new group of employees will not retain the perpetual “covered employee” status and will be determined annually. Consequently, we generally will not be entitled to a U.S. tax deduction for compensation paid in any year to our named executive officers and our other “covered employees” in excess of $1 million. While considering tax deductibility as only one of several considerations in determining compensation, we believe that the tax deduction limitation should not compromise our ability to structure compensation programs that provide benefits to us that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 for our stock-based compensation awards, which requires us to measure the compensation expense for all share-based awards based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may realize no value from their awards.

We have not provided or committed to provide any NEO with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Section 280G and related sections of the Internal Revenue Code provide that an executive officer and certain persons who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A of the Internal Revenue Code.

Role of Management in Determining Compensation

The Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our NEOs and other executives is fair, competitive and motivates high performance. The Compensation Committee is solely responsible for compensation decisions regarding our Chief Executive Officer. When making compensation recommendations for NEOs other than the Chief Executive Officer, the Compensation Committee requests and considers the advice and counsel of the Chief Executive Officer, given her direct day-to-day working relationship with those executives. Taking this feedback into consideration, the Compensation Committee will engage in discussions and make final determinations related to compensation paid to the NEOs.

Risk Considerations in Our Compensation Programs

The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on our Company.

Deferred Compensation Plan

We provide our U.S. based NEOs, as well as other key employees, with an opportunity to defer settlement of restricted stock unit awards granted to them in 2020 and thereafter. Participants may elect to defer up to 100% of their restricted stock unit awards. We implemented this program, and continue to maintain it, to remain competitive with market practices. No deferral elections have been made by NEOs.

Compensation Recovery Policy

Historically, all awards, amounts or benefits received or outstanding under the equity incentive plan by the NEOs have been subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. In accordance with the SEC’s adoption of the final “clawback rule,” effective January 27, 2023, requiring public companies to develop and implement a policy to recover excess incentive-based compensation from executive officers if amounts were based on material misstatements in financial reports, the Board adopted a Compensation Recovery Policy, effective November 27, 2023. The Compensation Recovery Policy covers our current and former executive officers, including all of our NEOs. Under the Compensation Recovery Policy, in the event that we are required to prepare a restatement of our previously issued financial statements due to our material noncompliance with any financial reporting requirement under securities laws, we are required to recover (subject to certain limited exceptions described in the Compensation Recovery Policy and permitted under the final clawback rules) any cash and/or equity incentive-based compensation received by any current or former executive officer after the effective date of the Compensation Recovery Policy and in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements.

Prohibition on Hedging, Pledging, and Short Sales

Our Insider Trading Policy prohibits the NEOs from hedging or pledging our stock.

Stock Retention Guidelines

Our stock retention guidelines generally require each NEO to beneficially own certain amounts of our common stock. Generally, these guidelines require the Chief Executive Officer to beneficially own, at a minimum, the number of shares (or vested share equivalents) of common stock having a market value equal to three times the amount of his or her base salary. They require any other NEO to beneficially own, at a minimum, the number of shares (or vested share equivalents) of common stock having a market value equal to the amount of his or her base salary. Any individual initially designated as an executive officer has five years to achieve compliance. Each NEO is currently in compliance or within the five-year grace period. See the section captioned “Director and Executive Officer Stock Retention Guidelines” below for additional information.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Anika Therapeutics, Inc., or Anika, has reviewed and discussed with the management of Anika Therapeutics, Inc. the section entitled “Compensation Discussion and Analysis” contained in this Amendment. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Amendment. This report is submitted by the following independent directors who comprised the Compensation Committee as of December 31, 2023:

John B. Henneman, III, Chair	Sheryl L. Conley	Gary P. Fischetti	Glenn R. Larsen, Ph.D.

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS, INC. SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER EITHER OF SUCH ACTS.

Executive and Director Compensation

Summary Compensation Table

The following table summarizes the compensation information with respect to our NEOs for the years ended December 31, 2023, 2022 and 2021, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Cheryl R. Blanchard, Ph.D.	2023	726,000	583,160	1,614,708	1,509,736	26,196	4,459,800

President and Chief	2022	695,100	590,835	2,306,779	2,323,562	24,446	5,940,722

Executive Officer	2021	668,400	568,140	1,470,806	1,471,831	23,431	4,202,608

Michael L. Levitz	2023	496,000	213,380	474,262	443,420	24,756	1,651,818

EVP, Chief Financial Officer	2022	474,600	213,570	682,065	433,721	22,430	1,826,386

and Treasurer	2021	456,400	205,362	452,710	453,004	21,380	1,588,856

David B. Colleran	2023	469,900	202,194	441,189	412,475	24,756	1,550,514

EVP, General Counsel	2022	449,700	202,365	588,033	399,061	12,476	1,651,635

and Secretary	2021	432,400	194,597	375,598	375,853	22,064	1,400,513

Anne M. Nunes	2023	440,000	158,859	266,032	122,498	26,196	1,013,585

SVP, Chief Operations Officer

(1)

Unless otherwise stated, the amounts in this column represent the annual base salary approved for the executive by the Board of Directors. The base salary for Ms. Nunes represents her annual base salary upon her promotion to Senior Vice President, Chief Operations Officer on June 14, 2023. Prior to her promotion in June 2023, the annual base salary for Ms. Nunes was $401,200.

(2)

The amounts in this column represent discretionary cash bonuses earned in the indicated year, but paid in the following year. The bonus for Ms. Nunes is prorated based upon her promotion in June 2023. See the section in the Compensation Discussion and Analysis titled “Annual Cash Bonus” for additional details regarding the cash bonuses earned for 2023.

(3)

The amounts in this column reflect the grant date fair value computed with respect to the stock and option awards issued during the indicated year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718ASC Topic 718. See the information appearing in Note 14 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2023 for certain assumptions made in the valuation of stock and option awards. See the section in the Compensation Discussion and Analysis titled “Equity-Based Grants” for additional details regarding the stock and option awards issued in 2023.

(4)

Unless otherwise noted, these amounts constitute matching contributions to our Employee Savings and Retirement Plan (401(k) Plan) and group term life insurance premiums. Matching contributions to the 401(k) Plan in the indicated year were $23,100 to each of Dr. Blanchard, Messrs. Levitz and Colleran, and Ms. Nunes.

Grants of Plan-Based Awards in 2023

The following table sets forth each grant of equity awards under the equity incentive plan made to the NEOs during the year ended December 31, 2023. All such equity awards vest over a three-year period commencing on the first anniversary of the grant date.

Name	Grant Date	Approval Date	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh) (1)	Grant date fair value of stock and option awards ($)(2)(3)

Cheryl R. Blanchard, Ph.D.	March 9, 2023	February 15, 2023	60,004			1,614,708
	March 9, 2023	February 15, 2023		130,998	$29.60	1,509,736

Michael L. Levitz	March 9, 2023	February 15, 2023	17,624			474,262

	March 9, 2023	February 15, 2023		38,475	$29.60	443,420

David B. Colleran	March 9, 2023	February 15, 2023	16,395			441,189

	March 9, 2023	February 15, 2023		35,790	$29.60	412,475

Anne M. Nunes (4)	March 9, 2023	February 15, 2023	9,886			266,032

	March 9, 2023	February 15, 2023		10,629	$29.60	122,498

(1)

The option awards granted to our NEOs in 2023 are premium-priced stock options with an exercise price or base price of each option award equal 110% of the grant date closing stock price, as reported on the NASDAQ stock exchange.

(2)

This column represents the full grant date fair value of stock options and restricted stock unit awards under ASC 718 granted to each of the NEOs in the fiscal year ended December 31, 2023. Generally, the full grant date fair value is the amount that we will expense in our financial statements over the award’s vesting period. For time-vesting restricted stock units, fair value was calculated using the closing price of our common stock on the grant date. For stock options, the fair value was calculated using the Black-Scholes value on the grant date. See the information appearing in Note 14 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2023 for certain assumptions made in the valuation of these awards.

(3)

Except as otherwise noted, the Company typically makes value-based annual equity awards to our NEOs in which 50% of the total award value is granted as RSUs and 50% of the total award is granted as performance-based awards in the form of premium-priced stock options. The Company applies a 20-day trailing average stock price to the grant date fair value of the awards to determine the number of shares granted as RSUs and premium-priced stock options on the grant date. Depending on the actual grant date fair value versus the 20-day trailing average as applied to the grant date fair value, the actual value of the award as noted in Footnote 2 above may result in the grant date fair value of the performance-based award being more or less than 50%.

(4)

Represents annual awards granted to Ms. Nunes prior to her promotion to Senior Vice President, Chief Operations Officer on June 14, 2023. At the time of these awards, Ms. Nunes was still in her role as Vice President, Operations. The mix of time-vesting RSUs and premium-priced stock options granted to Ms. Nunes in 2023 is reflective of the standard mix granted to Vice Presidents at the time of the award. We anticipate aligning the mix of future equity award grants to Ms. Nunes in her current role as Senior Vice President, Chief Operations Officer with the mix of equity awards granted to other NEOs. Ms. Nunes did not receive additional equity in 2023 in connection with her promotion.

Outstanding Equity Awards at December 31, 2023

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the current NEOs as of December 31, 2023.

		Option Awards							Stock Awards

Name	Grant Date	Number of securities underlying unexercised options (#) exercisable(1)		Number of securities underlying unexercised options (#) unexercisable(1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)

Cheryl R. Blanchard, Ph.D.	April 26, 2020	101,644				33.40		4/26/2030	24,575	556,870
	April 26, 2020	139,168	(3)			33.40		4/26/2030
	March 9, 2021	72,265		36,133		37.40	(4)	3/9/2031	14,420	326,757
	March 11, 2022	69,607		139,214		28.14	(4)	3/11/2032	60,119	1,362,297
	March 9, 2023			130,998		29.60	(4)	3/9/2033	60,004	1,359,691

Michael L. Levitz	August 10, 2020	57,145				34.55		8/10/2030
	March 9, 2021	22,242		11,121		37.40	(4)	3/9/2031	4,438	100,565
	March 11, 2022	12,993		25,986		28.14	(4)	3/11/2032	17,776	402,804
	March 9, 2023			38,475		29.60	(4)	3/9/2033	17,624	399,360

David B. Colleran	March 4, 2020	35,000				43.06		3/4/2030
	March 9, 2021	18,454		9,227		37.40	(4)	3/9/2031	3,682	83,434
	March 11, 2022	11,955		23,909		28.14	(4)	3/11/2032	15,325	347,265
	March 9, 2023			35,790		29.60	(4)	3/9/2033	16,395	371,511

Anne M. Nunes	October 1, 2021	5,760		2,880		43.27		10/1/2031	2,491	56,446
	October 1, 2021	6,150		3,075		47.60	(4)	10/1/2031
	March 11, 2022	2,921		5,842		28.14	(4)	3/11/2032	5,122	116,065
	March 9, 2023			10,629		29.60	(4)	3/9/2033	9,886	224,017

(1)

Vesting of equity awards commences on the first anniversary of the grant date and continues on each subsequent grant date anniversary until the equity award is fully vested, except as otherwise noted below. Except as otherwise noted, equity awards are subject to a three-year vesting period, in each case subject to the holder’s continued employment with us. The expiration date of each option award is ten years after its grant date.

(2)	Based on the closing price of our common stock on the NASDAQ stock exchange on December 29, 2023 of $22.66 per share.
(3)

This amount includes 139,168 performance-based stock options granted in 2020, which vested on December 31, 2022. The performance measurement date and vest date for this award was December 31, 2022. The Compensation Committee reviewed our Total Shareholder Return (as defined in the grant agreement) against the Comparison Group (as defined in the grant agreement), and determined and specified, at the Compensation Committee’s sole discretion, that 133% of the shares granted at Target had been earned by Dr. Blanchard. See the sections in the Compensation Discussion and Analysis titled “Dr. Blanchard’s Employment Agreement” for additional details regarding the option award.

(4)	Represents an exercise price of 110% of the grant date closing stock price, as reported on the NASDAQ stock exchange.

2023 Option Exercises and Stock Vested

The following table provides information regarding options exercised and stock awards vested for the NEOs during the year ended December 31, 2023.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Cheryl R. Blanchard, Ph.D.	—	—	69,054	1,819,887

Michael L. Levitz	—	—	17,186	423,131

David B. Colleran	—	—	13,846	378,089

Anne M. Nunes	—	—	5,052	113,249

Potential Payments Upon Termination or Change in Control

Our President and Chief Executive Officer, our Chief Financial Officer, and our other NEOs have certain termination or change in control benefits described in the Compensation Discussion and Analysis sections captioned “Other Compensation Matters – Employment and Executive Retention Agreements Effective at December 31, 2023” and “Other Compensation Matters – Dr. Blanchard’s Employment Agreement.” The following table provides estimates of the potential payments and other post-termination benefits these individuals would receive assuming a change in control occurred and/or their employment was terminated as of December 31, 2023:

Name		Termination without cause or for good reason	Termination upon change in control without cause or for good reason (1)	Change in control without termination or death or disability (1)
Cheryl R. Blanchard, Ph.D.	Salary Continuation	$1,089,000	$1,452,000	$—
	Additional Cash Payment	$—	$1,234,200	$—
	Equity Awards Vesting	$—	$3,048,744	$—
	Health Care Benefits	$32,636	$32,636	$—

		$1,121,636	$5,767,580	$—

Michael L. Levitz	Salary Continuation	$496,000	$744,000	$—
	Additional Cash Payment	$—	$502,200	$—
	Equity Awards Vesting	$—	$902,729	$—
	Health Care Benefits	$21,757	$32,636	$—

		$517,757	$2,181,565	$—

David B. Colleran	Salary Continuation	$469,900	$469,900	$—
	Additional Cash Payment	$—	$211,455	$—
	Equity Awards Vesting	$—	$802,209	$—
	Health Care Benefits	$21,757	$21,757	$—

		$491,657	$1,505,321	$—

Anne M. Nunes	Salary Continuation	$220,000	$330,000	$—
	Additional Cash Payment	$—	$148,500	$—
	Equity Awards Vesting	$—	$396,527	$—
	Health Care Benefits	$10,879	$16,318	$—

		$230,879	$891,345	$—

(1)

Termination for the purposes of this column is limited to termination without cause or termination for good reason within a period three months prior to or twelve months after a change in control. The indicated values for the accelerated vesting of stock options reflect the number of equity award shares that would vest on an accelerated basis, multiplied by the excess, if any, of the $22.66 closing price for our common stock as reported by NASDAQ on December 29, 2023, over the applicable exercise price for each option. This calculation assumes equity awards with an exercise price higher than the closing price of our common stock on December 29, 2023 will not be exercised.

Pay Versus Performance Disclosure
As required by the Dodd-Frank Act and Item 402(v) of
Regulation S
-
K,
the Pay versus Performance disclosure that follows provides information about the relationship between Compensation Actually Paid, or CAP, to our Principal Executive Officer, or PEO, and
Non-PEO
NEOs and certain financial performance measures of the Company. See the Compensation Discussion and Analysis within this Proxy Statement for further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with Company performance.

							Value of initial fixed $100 Investment based on:
Year	Summary Compensation Table Total for PEO (Blanchard)	Summary Compensation Table Total for Other PEO (Darling)	Compensation Actually Paid to PEO (Blanchard)	Compensation Actually Paid to Other PEO (Darling)	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Total Shareholder Return	Net Income ($mm)	Revenue ($mm)
	(a)	(b)	(a)	(b)	(c)	(c)	(d)	(d)	(e)	(e)
2023	$4,459,800	N/A	$1,870,227	N/A	$1,405,306	$877,307	$44	$115	($83)	$167
2022	$5,940,722	N/A	$3,599,763	N/A	$1,739,011	$1,406,419	$57	$111	($15)	$156
2021	$4,202,608	N/A	$1,818,313	N/A	$1,234,846	$1,051,797	$69	$125	$4	$148
2020	$10,029,434	$288,753	$10,513,388	($7,088,313)	$1,411,154	$772,039	$87	$126	($24)	$130

(a)	Dr. Blanchard served as interim CEO for part of 2020 and was appointed President and CEO in April 2020.
(b)	Mr. Darling , CEO at the beginning of 2020, passed away unexpectedly in January 2020. All of Mr. Darling’s unvested equity was forfeited upon his death.
(c)
NEOs in 2023 include Messrs. Levitz and Colleran and Ms. Nunes. NEOs in 2022 include Messrs. Levitz and Col le
ran, NEOs in 2021 include Messrs. Levitz, Colleran, Thomas Finnerty and James Loerop. Mr. Loerop, the Company’s EVP, Business Development and Strategic Planning, resigned in January 2022. Mr. Finnerty, the Company’s EVP, Human Resources, retired in March 2022. NEOs in 2020 include Messrs. Levitz, Colleran, Finnerty, Loerop and Sylvia Cheung. Ms. Cheung, the Company’s CFO, resigned in August 2020. Mr. Colleran joined the Company as EVP, General Counsel and Secretary in March 2020, and Mr. Levitz joined the Company as EVP, CFO and Treasurer in August 2020. Ms. Nunes joined the Company in September 2021 and was named SVP & Chief Operations Officer in June 2023.

(d)	Shareholder return based on $100 investment at beginning of 2020; Peer shareholder return based on NASDAQ Biotechnology Index.
(e)	Net Income and Revenue as reported in company 10-K.
The following table sets forth a reconciliation from the summary compensation table (SCT) to compensation actually paid (CAP) to our PEO and to our average non-PEO
NEO each year.

	PEO (Blanchard)				PEO (Darling)	Average NEO
	2023	2022	2021	2020	2020	2023	2022	2021	2020
SCT Total Compensation	$4,459,800	$5,940,722	$4,202,608	$10,029,434	$288,753	$1,405,306	$1,739,011	$1,234,846	$1,411,154
SUBTRACT Grant Fair Value of Equity Awards Made During Current Year (a)	($3,124,444)	($4,630,341)	($2,942,637)	($8,994,889)	$0	($719,959)	($1,051,440)	($658,333)	($962,952)
ADD Year End Fair Value of Equity Awards Made During Current Year (b)	$2,457,454	$5,294,178	$3,254,974	$9,337,528	$0	$568,766	$1,205,238	$728,209	$668,806

	PEO (Blanchard)				PEO (Darling)	Average NEO
	2023	2022	2021	2020	2020	2023	2022	2021	2020
ADD Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (c)	($1,421,814)	($1,016,462)	($2,470,476)	$0	$0	($252,244)	($274,828)	($189,171)	($64,142)
ADD Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Current Year (d)	($500,768)	($1,988,334)	($226,155)	$0	($18,351)	($124,563)	($211,562)	($63,754)	($83,186)
ADD Fair Value at Vesting of Equity Awards Made During Year That Also Vested During Year (e)	$0	$0	$0	$141,315	$0	$0	$0	$0	$0
SUBTRACT Fair Value at the End of the Prior Year of Equity Awards that Were Forfeited During Year (f)	$0	$0	$0	$0	($7,358,716)	$0	$0	$0	($197,641)
Total Adjustments Related to Equity Awards	($2,589,573)	($2,340,959)	($2,384,295)	$483,954	($7,377,066)	($527,999)	($332,592)	($183,048)	($639,115)
Compensation Actually Paid Total	$1,870,227	$3,599,763	$1,818,313	$10,513,388	($7,088,313)	$877,307	$1,406,419	$1,051,797	$772,039

(a)	Represents the grant date fair value of equity-based awards made during the fiscal year.
(b)	Represents the year-end fair value of equity awards that were made during the fiscal year.
(c)	Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that were still unvested as of year-end.
(d)	Represents the change in fair value since prior year-end of equity-based awards granted in prior fiscal years that vested during the current fiscal year.
(e)
Represents the fair value on the vesting date of equity-based awards that vested in the same year as granted. In 2020, Dr. Blanchard received a grant of RSUs for her service as interim Chief Executive Officer between February and April 2020, which RSUs fully vested upon her permanent appointment as President and CEO in April 2020.

(f)
Represents the prior year-end fair value of equity awards that were forfeited during the year. Mr. Darling passed away unexpectedly in early 2020, and unvested equity awards were forfeited upon his death. Ms. Cheung resigned in August 2020 and all unvested equity awards were forfeited upon her resignation.

The table below summarizes the option fair values and related assumptions used to calculate NEO CAP for fiscal year 2023.

Valuation Purpose for PVP	ANIK Stock Price	ANIK Option Exercise Price	Expected Term (years)	Stock Price Volatility	Risk-free Rate	Dividend Yield	Option Fair Value
Year-end 2022	$29.60	$28.14 - $47.60	2.29 –4.81	49.40%	4.01% - 4.35%	0%	$7.37 - $12.57
2023 Vesting	$18.58 -$31.59	$28.14 - $47.60	2.37 –5.01	53.9% - 55.5%	3.81% -4.70%	0%	$3.84 - $10.30
Year-end 2023	$22.66	$28.14 - $47.60	3.31 –4.66	48.20%	3.87% -3.98%	0%	$5.08 - $8.38

The following table sets forth what we consider to be the most important financial performan ce
measures in how CAP was linked to Company performance during 2023.
Key Financial Measures
Revenue
Adjusted Gross Margin
Adjusted EBITDA
Adjusted gross margin and Adjusted EBITDA are
non-GAAP
financial measures. Please refer to the detailed definitions of these key financial measures, and the reconciliations of these measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, in our Annual Report on Form
10-K
as filed with the Securiti
e
s and Exchange Commission at www.sec.gov.
COMPARISON OF COMPENSATION ACTUALLY PAID TO PERFORMANCE
Because Mr. Darling only served as CEO for one month during 2020, the graphs below only reflects Dr. Blanchard as President and CEO for the 2020-2023 period.
The chart below shows CAP for each year along with investment values based on total shareholder return for both the Company and the NASDAQ Biotechnology Index.

The chart below shows CAP for each year along with Company net income for each year.

The chart below shows
C
AP for each year along with Company revenues for each year.

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Blanchard, our year-end Chief Executive Officer, or CEO.

For 2023, our last completed fiscal year:

•	The median of the annual total compensation of all our employees (other than our CEO) was $109,550; and

•	The annual total compensation of our CEO, for the purposes of this disclosure, was $4,459,800.

Based on this information, for 2023 the ratio of the annual total compensation of Dr. Blanchard, our year-end Chief Executive Officer, to the median of the annual total compensation of all our employees was 41 to 1.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

1.

We determined that, as of December 31, 2023, our employee population consisted of 354 individuals. This population consisted of our full-time employees employed with us as of the determination date, excluding our CEO. We then excluded one individual in each of two countries (South Africa and Sweden), resulting in a remaining employee population of 352 individuals.

2.

To identify the “median employee” from our employee population, we aggregated for each applicable employee, other than our CEO, (a) annual base salary (or hourly rate multiplied by estimated work schedule, for hourly employees), (b) the bonus amount earned for 2023, which was paid out in early 2024, and (c) the grant date fair value of equity granted in 2023.

3.

Once aggregated, we conducted statistical sampling and gathered additional Summary Compensation Table pay elements for a narrow group of employees who were paid within a narrow range around our median consistently applied compensation measure. From this group, we selected an employee who was reasonably representative of the median of our global employee population.

4

For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $109,550.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation

The Board previously adopted a Director Compensation Policy and the Compensation Committee undertakes an annual review of the Director Compensation Policy with input from the Company’s compensation consultant with regard to general compensation trends for director compensation. Each non-employee director receives cash retainers and is eligible for an initial or annual equity award grant, as applicable, with a value and vesting provisions as stated in the Director Compensation Policy. In 2023, the Board revised the Director Compensation Policy with respect to grants beginning in 2024 to (1) reduce the annual equity grant made to each non-employee director from $175,000 to $150,000, and (2) eliminate a standalone initial grant of equity of $350,000 that the Company had historically granted when a new non-employee director joined the Board in favor of a pro-rated portion of the standard annual equity award in the event that the non-employee director joined the Board at a time other than at the Company’s Annual Meeting.

Cash Compensation

For 2023, each of our non-employee directors was entitled to annual retainers per the following schedule, with such amounts to be prorated based on the actual number of days served if a director’s service to us commenced after January 1, 2023 or ended prior to the end of 2023:

Compensation Element	2023 Cash Compensation
Board of Directors
Board Chair Retainer	$87,500
Other Directors Retainer	$50,000

Audit Committee
Committee Chair Retainer	$20,000
Other Committee Members Retainer	$10,000
Capital Allocation Committee
Committee Chair Retainer	$10,000
Other Committee Members Retainer	$5,000

Compensation Committee
Committee Chair Retainer	$15,000
Other Committee Members Retainer	$7,500
Governance and Nominating Committee
Committee Chair Retainer	$10,000
Other Committee Members Retainer	$5,000

Equity Compensation

For 2023, the Board of Directors approved a grant of 6,500 restricted stock units to each non-employee director, valued at $174,980 under the Plan, based on the fair market value of our common stock on June 14, 2023, the date of grant for our then-current directors. These restricted stock units granted to each then-current non-employee director in 2023 vest in one installment on the earlier of the date that is immediately prior to the 2024 Annual Meeting or one year from the date of grant.

Total Compensation

The following table summarizes the compensation earned by non-employee directors in 2023.

Name	Fees earned in cash ($)		Stock awards ($) (1) (2)		Total ($)

Sheryl L. Conley	67,500		174,980		242,480

Gary P. Fischetti	46,027	(3)	524,975	(4)	571,002

John B. Henneman, III	74,832		174,980		249,812

Glenn R. Larsen, Ph.D.	62,500		174,980		237,480

Stephen O. Richard	74,000		174,980		248,980

Jeffery S. Thompson	92,502		174,980		267,482

Susan L. N. Vogt	74,000		174,980		248,980

(1)

Except as otherwise noted, an amount of 6,500 restricted stock units were awarded to each director on June 14, 2023, based on the closing price of $26.92 per share, which vest on the earlier of the 2024 Annual Meeting or the one year anniversary of the grant date. The amounts in this column reflect the grant date fair value computed with respect to the restricted stock units, made during 2023 in accordance with ASC Topic 718. See the information appearing in Note 14 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2023 for certain assumptions made in the valuation of these restricted stock unit awards.

(2)

The aggregate number of shares outstanding underlying stock awards for each director as of December 31, 2023 were: 9,226 for Ms. Conley, 6,500 for each of Dr. Larsen, Messrs. Henneman, Richard and Thompson, and Ms. Vogt, and 19,358 for Mr. Fischetti. No director held outstanding option awards as of December 31, 2023.

(3)	Mr. Fischetti’s fees are prorated based on his appointment to the Board on April 13, 2023.
(4)

Includes 12,858 restricted stock units awarded to Mr. Fischetti upon his appointment to the Board on April 13, 2023, based on the grant date closing price of $27.22, which vest in three equal annual installments beginning on the first anniversary of the date of grant, and 6,500 restricted stock units awarded per director on June 14, 2023, based on the closing price of $26.92 per share, which vest on the earlier of the 2024 Annual Meeting or the one year anniversary of the grant date.

Director and Executive Officer Stock Retention Guidelines

Effective December 12, 2022, the Board of Directors adopted stock retention guidelines that generally require each of our directors and executive officers to beneficially own certain amounts of our common stock. We believe that ownership of shares of common stock by directors and executive officers helps align the financial interests of these individuals with the interests of stockholders, promotes sound corporate governance, and evidences a commitment to our Company. These stock retention guidelines supersede the director stock retention guidelines previously adopted by the Board on October 6, 2015.

Generally, these guidelines require each director to beneficially own, at a minimum, a number of shares (or vested share equivalents) of common stock having a market value equal to three times the amount of our annual Board retainer for the non-lead or non-chairman directors. The minimum shareholding requirement became effective immediately, except that any director has three years from the date of their initial election to achieve compliance. Compliance by each director will be reviewed annually by the Board’s Governance and Nominating Committee, which is authorized to approve exceptions upon a showing of serious hardship. A non-complying director must retain at least 75% of the shares (net of shares sold or offset to pay the exercise price and taxes) the director subsequently acquires through exercise of equity grants, until the director complies with the guidelines. As of December 31, 2023, each of our directors had met their minimum shareholding requirement.

Generally, the stock retention guidelines require the Chief Executive Officer to beneficially own, at a minimum, a number of shares (or vested share equivalents) of common stock having a market value equal to three times the amount of his or her base salary. The guidelines require any other executive officer to beneficially own, at a minimum, the number of shares (or vested share equivalents) of common stock having a market value equal to the amount of his or her base salary. The minimum shareholding requirement became effective immediately upon adoption of the stock retention guidelines, except that any individual has five years after initial delegation to achieve compliance. Compliance by each executive officer is reviewed annually by the Governance and Nominating Committee, which is authorized to approve exceptions upon a showing of serious hardship. A non-complying executive officer must retain at least 75% of the shares (net of shares sold or offset to pay the exercise price and taxes) he or she subsequently acquires through exercise of equity grants, until he or she complies with the guidelines. As of December 31, 2023, each of our executive officers has met his or her required shareholding requirement.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2023, the Compensation Committee consisted of John B. Henneman, III, Sheryl L. Conley, Gary P. Fischetti, and Glenn R. Larsen, Ph.D. None of these individuals is or formerly was an officer or employee of our Company, nor have they engaged in any transactions involving our Company that would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between our Company and any other entity involving our or such entity’s executive officers or directors.

During the fiscal year ended December 31, 2023, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee; (2) a director of another entity, one of whose executive officers served on the Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as one of our directors.

Equity Compensation Plan Information

The following table sets forth information concerning our equity incentive plan as of December 31, 2023.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	2,417,856	(2)	$33.70	1,168,379	(3)

Equity compensation plans not approved by security holders	109,861	(4)	$26.58	125,730
Total	2,527,717		$33.42	1,294,109

(1)	Excludes unvested restricted stock units.
(2)

Includes our 2017 Omnibus Incentive Plan, as amended, our 2003 Omnibus Incentive Plan, as amended, or, collectively, the Incentive Plans. Outstanding restricted stock units convert to common stock without payment consideration. As of December 31, 2023, we also had 677,822 shares to be issued upon vesting of restricted stock units.

(3)

The number of shares remaining available for future issuance under the Incentive Plans includes 1,044,710 shares of common stock that may be awarded pursuant to the 2017 Omnibus Incentive Plan, as amended, and 123,669 shares of common stock that may be issued pursuant to our 2021 Employee Stock Purchase Plan. The 123,669 shares available for issuance under our 2021 Employee Stock Purchase Plan includes an undetermined number of shares underlying options granted during an offering period that extends into 2024.

(4)

Includes our 2021 Inducement Plan. Outstanding restricted stock units convert to common stock without payment consideration. As of December 31, 2023, we also had 37,166 shares to be issued upon vesting of restricted stock units granted.

Audit Committee Report

The Audit Committee of the Board of Directors consists entirely of members who meet the independence requirements of the listing standards of NASDAQ and the rules and regulations of the SEC, as determined by the Board. The Audit Committee is responsible for providing independent, objective oversight of the financial reporting processes and internal controls of Anika Therapeutics, Inc., or Anika. The Audit Committee operates under a written charter approved by the Board. A copy of the current charter is available on the investor relations portion of Anika’s website at https://ir.anika.com/board-committees.

Management is responsible for Anika’s system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the annual report on Anika’s internal control over financial reporting. The independent auditor is responsible for performing an integrated audit of Anika’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and for issuing a report on the financial statements and the effectiveness of Anika’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, the internal audit group, and the independent auditor. Audit Committee members do not serve as professional accountants or auditors for Anika, and their functions are not intended to duplicate or certify the activities of Anika’s management or independent auditor.

Consistent with its monitoring and oversight responsibilities, the Audit Committee met with management and Deloitte & Touche LLP, or Deloitte, Anika’s independent auditor, to review and discuss the December 31, 2023 audited consolidated financial statements. Management represented that Anika had prepared the consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Audit Committee discussed with Deloitte the matters required by the PCAOB in accordance with Auditing Standard No. 1301, “Communications with Audit Committees.”

The Audit Committee received from Deloitte the written communication that is required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with Deloitte that firm’s independence. The Audit Committee also considered whether Deloitte’s provision of non-audit services and the audit and non-audit fees paid to Deloitte were compatible with maintaining that firm’s independence. On the basis of these reviews, the Audit Committee determined that Deloitte has the requisite independence.

Management completed the documentation, testing, and evaluation of Anika’s system of internal control over financial reporting as of December 31, 2023 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and Deloitte at Audit Committee meetings throughout the year and provided oversight of the process. Prior to the filing of Anika’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or the Form 10-K, with the SEC, the Audit Committee also reviewed management’s report on the effectiveness of Anika’s internal control over financial reporting contained in the Form 10-K, as well as the Report of Independent Registered Public Accounting Firm provided by Deloitte and also included in the Form 10-K. Deloitte’s reports included in the Form 10-K related to its audit of Anika’s consolidated financial statements and the effectiveness of Anika’s internal control over financial reporting.

Based upon the Audit Committee’s discussions with management and Deloitte and the Audit Committee’s review of the information provided by, and the representations of, management and Deloitte, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the year ended December 31, 2023 be included in the Annual Report. The Audit Committee selected Deloitte as Anika’s independent auditor for the fiscal year ending December 31, 2024 and recommended that the selection be submitted for ratification by the stockholders of Anika.

This report is submitted by the following independent directors who comprise the Audit Committee:

Sheryl L. Conley     Stephen O. Richard, Chair     Susan L. N. Vogt

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Proposal 2: Ratification of Appointment of Independent Auditor for 2024

Appointment of Independent Auditor by Audit Committee

The Audit Committee annually evaluates the performance of our independent auditor, including the senior audit engagement team, and determines whether to reengage the current independent auditor or consider other audit firms. The Audit Committee’s initial appointment of Deloitte & Touche LLP, or Deloitte, as independent auditor of our consolidated financial statements for 2017, was ratified by a vote of stockholders at our 2017 Annual Meeting of Stockholders. The Audit Committee again appointed Deloitte as our independent auditor for each of 2018, 2019, 2020, 2021, 2022, and 2023, which appointments were ratified by votes of our stockholders at our 2018, 2019, 2020, 2021, 2022, and 2023 Annual Meetings of Stockholders.

This year the Audit Committee has approved the retention of Deloitte as our independent auditor to report on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the year ending December 31, 2024. Factors considered by the Audit Committee in deciding whether to retain Deloitte included:

•	Deloitte’s global capabilities;

•	Deloitte’s technical expertise and knowledge of our global operations and industry;

•	The quality and candor of Deloitte’s communications with the Audit Committee and management;

•	The quality and efficiency of the services provided by Deloitte, including input from management on Deloitte’s performance;

•	Deloitte’s objectivity and professional skepticism;

•	External data on audit quality and performance, including recent PCAOB reports on Deloitte and its peer firms;

•	Deloitte’s use of technology to aid in audit efficiency;

•	Deloitte’s independence, how effectively Deloitte demonstrated its independent judgment, and the controls and processes in place that help ensure Deloitte’s independence; and

•	The appropriateness of Deloitte’s fees.

Proposed Ratification of Independent Auditor

The Audit Committee is responsible for the appointment, retention, termination, compensation, and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte to our stockholders for ratification because we value the views of our stockholders.

The Audit Committee considers Deloitte to be well qualified. In the absence of contrary specification, the proxy holders will vote proxies received in response to this solicitation in favor of ratification of the appointment. In the event that stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment of Deloitte. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

Vote Required

At the Annual Meeting, the ratification of our independent auditor for 2024 requires the affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions will not be treated as votes cast and will have no effect on the vote.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2024.

Fees Paid to Our Independent Auditor

The following table summarizes the fees that we paid or accrued for audit and other services provided by Deloitte & Touche LLP, or Deloitte, our independent auditor, for the years ended December 31, 2023 and 2022.

Fee Category	2023	2022

Audit fees	$1,249,340	$1,276,642

Audit-related fees	15,000	15,000

Tax fees	188,475	369,600

All other fees	1,895	6,000

Total fees	$1,454,710	$1,667,242

For purposes of the preceding table:

•

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those years. In addition, audit fees include fees for comfort letters, consents, assistance with and review of documents filed with the SEC, Section 404 attest services, other attest services that generally only the principal independent auditor can provide, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation research work necessary to comply with the standards of the PCAOB.

•

Audit-related fees consist of the aggregate fees billed by Deloitte in each of the last two fiscal years for assurance and related services reasonably related to the performance of the audit or review.

•	Tax fees consist of fees for tax compliance, tax advice, and tax planning services for those years.

•	All other fees consist of the aggregate fees billed by Deloitte in each of the last two fiscal years for products and services other than the services reported herein.

In considering the nature of the services provided by a principal independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. In accordance with its charter, the Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee. As a result of this approval process, the Audit Committee has pre-approved specific categories of services and associated fee budgets. All services outside of the specified categories and all amounts exceeding the approved fee budgets are approved by the Chair of the Audit Committee, who has been delegated the authority to review and approve audit and non-audit related services during the year. A listing of the audit and non-audit services and associated fees approved by the Chair outside the scope of the services and fees initially approved by the full Audit Committee is reported to the full Audit Committee no later than its next meeting. The Audit Committee also regularly receives updates from Deloitte and management about the services actually performed and the associated fees and expenses actually incurred.

In addition, the Audit Committee evaluates other known potential engagements of the independent auditor, including the scope of audit-related services, tax services, and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable. Since May 2003, each new engagement of a principal independent auditor has been approved in advance by the Audit Committee.

Proposal 3: Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs for the year ended December 31, 2023, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement. At our 2023 Annual Meeting of Stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Consistent with the recommendation of the Board of Directors, our stockholders indicated by advisory vote their preference to hold a “say-on-pay” vote annually. After consideration of the 2023 voting results, and based upon its prior recommendation, the Board elected to hold a stockholder “say-on-pay” vote annually.

As described in the section titled “Compensation Discussion and Analysis” of this Proxy Statement, our executive compensation program is designed to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of our company and stockholders. Stockholders are urged to read the section titled “Compensation Discussion and Analysis,” which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our objectives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

Accordingly, the following resolution is submitted for a stockholder vote at the Annual Meeting:

“RESOLVED:	That the stockholders of Anika Therapeutics, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Anika Therapeutics, Inc. as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the Proxy Statement for the 2024 Annual Meeting of Stockholders.”

This vote is advisory and will not be binding upon us, the Compensation Committee or the Board. However, the Board and its Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

At the Annual Meeting, approval of our 2023 executive compensation requires the affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on the proposal. While this vote is required by law, it will not be binding on us, the Compensation Committee, or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IN 2023 BY VOTING “FOR” THIS RESOLUTION.

Participation in the Virtual Annual Meeting

The Board of Directors considers the appropriate format of our annual meeting of stockholders on an annual basis. This year, the Board again chose a virtual meeting format for the Annual Meeting. The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location using any convenient internet connected devices, including smart phones and tablets, and laptop or desktop computers. The virtual format allows stockholders to submit questions during the meeting.

The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. To ensure they can participate, stockholders and proxyholders should visit virtualshareholdermeeting.com/ANIK2024 and enter the control number included on their proxy card. If you wish to participate in the meeting and your shares are held in street name, you must obtain, from the broker, bank or other organization that holds your shares, the information required, including a control number, in order for you to be able to participate in, and vote at, the Annual Meeting.

Stockholders can vote their shares and submit questions via the internet during the Annual Meeting by accessing the annual meeting website at virtualshareholdermeeting.com/ANIK2024. We will answer any timely submitted and relevant questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding Anika as time allows. Questions relating to stockholder proposals or Anika may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.

Online check-in to the Annual Meeting webcast will begin at 8:15 a.m., Eastern time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the length of the Annual Meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, stockholders will be able to communicate with us during the Annual Meeting so they can ask questions. An audio replay of the Annual Meeting will be made publicly available at https://ir.anika.com/annual-reports-and-proxies for ninety (90) days after the Annual Meeting. This audio replay will include each stockholder question addressed during the Annual Meeting.

We are utilizing technology from Broadridge Financial Solutions, Inc., or Broadridge, the leading virtual meeting solution. The Broadridge platform is expected to accommodate most, if not all, stockholders. Both we and Broadridge will test the platform technology before going “live” for the Annual Meeting.

Questions and Answers about the Annual Meeting

Q:	When and where will the Annual Meeting be held?

A:

This year the Annual Meeting of Stockholders of Anika Therapeutics, Inc., which we refer to throughout this Proxy Statement as the Annual Meeting, will be held exclusively by webcast at virtualshareholdermeeting.com/ANIK2024 on July 9, 2024, beginning at 8:30 a.m., Eastern time. We encourage you to access the Annual Meeting webcast prior to the start time.

Q:	Who may join the Annual Meeting?

A:

The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. To ensure they can participate, stockholders and proxyholders will need to register in advance by visiting virtualshareholdermeeting.com/ANIK2024 and following the instructions to pre-register, prior to the deadline on July 9, 2024 at 8:30 a.m., Eastern time.

Online check-in to the Annual Meeting webcast will begin at 8:15 a.m., Eastern time. We encourage you to allow ample time to log in to the meeting webcast and test your computer audio system.

Q:	What materials have been prepared for stockholders in connection with the Annual Meeting?

A:	We are furnishing stockholders of record with access to, or copies of, the following proxy materials:

•	Our 2023 Annual Report to Stockholders, which includes our audited consolidated financial statements;

•

Our Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2023 filed on April 26, 2024, or Amendment No. 1, amending Part III of the 2023 Annual Report on Form 10-K filed on March 15, 2024.

•	This Proxy Statement for the 2024 Annual Meeting, which also includes a Notice of Annual Meeting of Stockholders; and

•	Printed copies of the 2023 Annual Report, Amendment No. 1, this Proxy Statement and a proxy card for the Annual Meeting.

These materials were first made available on the internet or mailed to stockholders on or about June 11, 2024.

Q:	What is a proxy?

A:

Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board of Directors asks that you review this Proxy Statement carefully and then vote by following the instructions set forth on the enclosed proxy card. In voting on the enclosed proxy card prior to the Annual Meeting, you will deliver your proxy to Cheryl R. Blanchard, Ph.D., David B. Colleran, and Stephen D. Griffin, which means you will authorize each of Dr. Blanchard and Messrs. Colleran and Griffin to vote your shares at the Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.

Q:	What matters will the stockholders vote on at the Annual Meeting?

A:	• Proposal 1. Election of three Class I Director nominees;

•	Proposal 2. Ratification of the appointment of our independent auditor for 2024; and

•	Proposal 3. Approval, as an advisory vote, of 2023 executive compensation as disclosed in this Proxy Statement.

Q:	Who can vote at the Annual Meeting?

A:

Stockholders of record of common stock at the close of business on May 17, 2024, the record date, will be entitled to vote at the Annual Meeting. A total of 14,857,369 shares of common stock were outstanding as of the record date. Each share outstanding on the record date will be entitled to one vote on each proposal.

Q:	What is a stockholder of record?

A:	A stockholder of record is a stockholder whose ownership of our common stock is reflected directly on the books and records of our transfer agent, Equiniti Trust Company, LLC.

Q:	What does it mean for a broker or other nominee to hold shares in “street name”?

A:	If you beneficially own shares held in an account with a broker, bank, or similar organization, that organization is the stockholder of record and is considered to hold those shares in “street name.”

An organization that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the organization with specific voting instructions with respect to a proposal, under the rules of the NASDAQ Stock Market, Inc., or NASDAQ, the organization’s authority to vote your shares will depend upon whether the proposal is considered a “routine” or non-routine matter.

•

The organization generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the organization. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2024 (Proposal 2).

•

The organization generally may not vote on non-routine matters, including Proposals 1 and 3. Instead, it will inform the inspector of elections that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the proposals to be acted upon by the stockholders, including abstentions or proxies containing broker non-votes.

Q:	How do I vote my shares if I do not attend the Annual Meeting?

A:	If you are a stockholder of record, you may vote prior to the Annual Meeting as follows:

•

Via the Internet: You may vote via the internet by following the instructions on the website listed on the enclosed proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern time, on July 8, 2024. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the internet, you do not need to return a proxy card by mail.

•

By Telephone: You may also vote by calling the toll-free number listed on the enclosed proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card by mail.

•	By Mail: You may also vote by marking, signing and dating the enclosed proxy card and returning it by mail in the postage-paid return envelope provided. Your proxy card must arrive by July 8, 2024.

If you hold shares in street name, you may vote by following the voting instructions provided by your bank, broker, or other nominee, which instructions are included on the enclosed voting instruction form.

For your information, voting via the internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help us to save the expense of a second mailing if you vote promptly.

Q:	Can I vote at the Annual Meeting?

A:

If you are a stockholder of record, you may vote virtually at the Annual Meeting, whether or not you previously voted. If your shares are held in street name, you must obtain a written proxy, executed in your favor, from the stockholder of record to be able to vote at the Annual Meeting.

Q:	Can I ask questions at the Annual Meeting?

A:

If you are a stockholder of the company, you may submit questions via the internet during the Annual Meeting by participating in the webcast at virtualshareholdermeeting.com/ANIK2024. We will answer timely submitted questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding Anika in the order in which the questions are received as time allows. Questions relating to agenda items may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.

Q:	Why is the Annual Meeting being conducted as a virtual meeting?

A:

The Board considers the appropriate format of our annual meeting of stockholders on an annual basis. This year, as in the previous 3 years, the Board chose a virtual meeting format for the Annual Meeting in an effort to facilitate stockholder attendance and participation. The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location using any convenient internet-connected devices, including smart phones and tablets, and laptop or desktop computers.

The virtual format allows stockholders to submit questions during the meeting. We are utilizing technology from Broadridge, the leading virtual meeting solution. The Broadridge platform is expected to accommodate most, if not all, stockholders. Both we and Broadridge will test the platform technology before going “live” for the Annual Meeting.

Q:	If I am unable to participate in the live audio webcast of the Annual Meeting, may I listen at a later date?

A:

An audio replay of the Annual Meeting will be posted and publicly available at https://ir.anika.com/annual-reports-and-proxies following the Annual Meeting and will remain publicly available for ninety (90) days after the Annual Meeting. This audio replay will cover the entire Annual Meeting, including each stockholder question addressed during the Annual Meeting.

Q:	May I change my vote or revoke my proxy?

A:	If you are a stockholder of record, you may later change or revoke your proxy at any time before it is exercised by:

•	Written notification to the Corporate Secretary of the Company at Office of the Secretary, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730;

•	Voting via the internet or telephone at a later time;

•	Submitting a validly executed proxy card with a later date; or

•	Voting via the internet at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you should contact your bank, broker, or other nominee for instructions as to whether, and how, you can change or revoke your proxy.

Q:	What happens if I do not give specific voting instructions?

A:

If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the Board on all proposals presented in this Proxy Statement and as they may determine in their discretion on any other matters properly presented for a vote at the Annual Meeting. If you are a beneficial owner of shares held in street name and do not provide specific voting instructions to the broker, bank, or other organization that is the stockholder of record of your shares, the organization generally may not vote on some proposals. Instead, the organization will inform the inspector of election that it does not have the authority to vote on the specific matter. As a result, beneficial owners of shares held in street name that do not provide specific voting instructions will not have an effect on the outcome of certain proposals. See “Q. What does it mean for a broker or other nominee to hold shares in ‘street name’?” above.

Q:	What should I do if, during check-in or the meeting, I have technical difficulties or trouble accessing the virtual meeting website?

A:

Online check-in to the Annual Meeting webcast will begin at 8:15 a.m., Eastern time. You should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the length of the Annual Meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q:	What if other matters are presented at the Annual Meeting?

A:

If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the proxy holders will have the discretion to vote on any matters, other than the proposals presented in this Proxy Statement, that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.

Other Matters

The Board of Directors does not know of any other matters that will come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation Expenses

All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies in person or by telephone, e-mail, and facsimile. We will reimburse banks, brokerage firms, and other custodians, nominees, trustees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of our shares.

Stockholder Proposals; Director Nominations; Universal Proxy Rules

In order for stockholder proposals for the 2025 Annual Meeting of Stockholders to be eligible for inclusion in the proxy statement and form of proxy card for that meeting, we must receive the proposals before February 11, 2025. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in our proxy statement and form of proxy, and proposals should be directed to: Office of the Secretary, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. All proposals will need to comply with Rule 14a-8 of the Exchange Act, which sets forth the requirements for the inclusion of stockholder proposals in our sponsored proxy materials.

In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 10, 2025.

Our bylaws and Policy and Procedures for Stockholder Nominations to the Board set forth the procedures you must follow in order to nominate a director for election or make a proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials. In addition to any other applicable requirements, in order for business to be properly brought before the 2025 Annual Meeting by a stockholder, the stockholder must have given us timely notice thereof in proper written form, including all required information, at our corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts 01730, directed to the attention of the Office of the Secretary, between March 11, 2025 and April 10, 2025. The proposal must also comply with the other requirements contained in the bylaws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. We have posted copies of our bylaws and our Policy and Procedures for Stockholder Nominations to the Board of Directors in the investor relations section of our website at https://ir.anika.com/governance-documents.

The chair of the meeting has the power and duty to (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in our bylaws and (b) declare that a proposed nomination shall be disregarded or that proposed business shall not be transacted if such proposed nomination or business was not made or proposed in compliance our bylaws. Additionally, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by us.

Cautionary Note Regarding Forward Looking Statements

This Proxy Statement contains forward-looking statements that involve a number of risks and uncertainties, many of which are outside our control. All statements other than statements of historical facts included in this Proxy Statement are forward-looking statements and may include, among others, statements relating to: our business, business strategy and anticipated operating initiatives and results; our corporate governance; our stockholder engagement; our executive compensation plans; our ESG programs and initiatives; our corporate culture; and our human capital management policies, practices and initiatives. Forward-looking statements are based upon the current beliefs and expectations of our management. Our actual results could differ materially from any anticipated future results, performance or achievements described in forward-looking statements as the result of a number of factors, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, which filings are available on our investor relations website at https://ir.anika.com/sec-filings and the SEC’s website at www.sec.gov. Any forward-looking statement made in this Proxy Statement is based only on information currently available to us and speaks only as of the date on which it is made, and we undertake no obligation to publicly update any forward-looking statement other than as required by law.

Householding

SEC rules permit us to deliver a single copy of our 2023 Annual Report to Stockholders, Amendment No. 1, and this Proxy Statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the security holders. This delivery method, which is known as “householding,” can reduce our expenses for printing and mailing. Any stockholder of record at a shared address to which a single copy of the documents was delivered may request a separate copy of the 2023 Annual Report to Stockholders, Amendment No. 1, and this Proxy Statement by sending us a written request made to Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730, Attention: Office of the Secretary or by calling (781) 457-9000. Stockholders of record who wish to receive separate copies of these documents in the future may also contact us as stated above. Stockholders of record who share an address and are receiving multiple copies of our annual reports to stockholders and Proxy Statements may contact us as stated above to request delivery of a single copy of such documents. Stockholders who hold their shares in “street name” and who wish to obtain copies of these proxy materials should follow the instructions on their voting instruction forms or contact the holders of record. STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS CONTAINED THEREIN, FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2023, INCLUDING AMENDMENT NO. 1, BY WRITING TO OUR SECRETARY AT ANIKA THERAPEUTICS, INC., 32 WIGGINS AVENUE, BEDFORD, MASSACHUSETTS 01730.

ANIKA THERAPEUTICS, INC.

ATTN: DAVID COLLERAN

32 WIGGINS AVE.

BEDFORD, MA 01730

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 8, 2024. Have your proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ANIK2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions up until 11:59 P.M. Eastern Time on July 8, 2024.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53204-P14143      KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANIKA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following:

1. Election of three Class I Directors

Nominees:	For	Against	Abstain

1a. Sheryl L. Conley	☐	☐	☐

1b. William R. Jellison	☐	☐	☐

1c. Stephen O. Richard	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.				For	Against	Abstain

2. Ratification of appointment of Deloitte & Touche LLP as Anika’s independent auditor for 2024; and				☐	☐	☐

3. Advisory vote on the compensation of the Company’s named executive officers.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

 Signature [PLEASE SIGN WITHIN BOX]   Date             Signature (Joint Owners)           Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Annual Report and Amendment No. 1 on Form 10-K/A are available at www.proxyvote.com.

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V53205-P14143

ANIKA THERAPEUTICS, INC.

Annual Meeting of Stockholders

July 9, 2024, 8:30 AM

This proxy is solicited on behalf of the Board of Directors

The undersigned, having received notice of the Annual Meeting of Stockholders and the Proxy Statement furnished herewith, revoking all prior proxies, hereby appoints Dr. Cheryl R. Blanchard, Mr. David B. Colleran and Mr. Stephen D. Griffin, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the 2024 Annual Meeting of Stockholders of Anika Therapeutics, Inc. (the “Company”) to be held live via webcast at www.virtualshareholdermeeting.com/ANIK2024 on Tuesday, July 9, 2024, at 8:30 a.m., Eastern Time, and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side. Any proxy may be revoked by a stockholder by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company before the taking of the vote at the 2024 Annual Meeting, by properly casting a new vote via the Internet or Telephone at any time before the closure of the Internet or Telephone facilities. Attendance of the stockholder at the meeting or any adjournment or postponement thereof will not in and of itself constitute revocation of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the election of each of the directors, and “FOR” items 2 and 3, in each case, in accordance with the Board of Directors’ recommendations, and voted in accordance with the discretion of the persons named as proxies on any other matters that may properly come before the Annual Meeting.

Continued and to be signed on reverse side